IDI 401(K) SAVINGS PLAN


             Restated Generally Effective as of October 1, 1995



 DII0CE3F   25879-6

                         TABLE OF CONTENTS


                                                             PAGE


 SECTION I

 PURPOSE AND RESTATEMENT OF THE PLAN
 AND ESTABLISHMENT OF THE TRUST FUND .........................  1
     1.1      RESTATEMENT OF THE PLAN. .......................  1
     1.2      PURPOSES. ......................................  1
     1.3      TRUST AGREEMENT. ...............................  1

 SECTION II

 DEFINITIONS .................................................  1

 SECTION III

 REQUIREMENTS FOR ELIGIBILITY ................................ 10
     3.1      SERVICE. ....................................... 10
     3.2      SERVICE WITH A PREDECESSOR EMPLOYER. ........... 11
     3.3      PERIODS OF SEVERANCE. .......................... 11
     3.4      CHANGE IN STATUS OF EMPLOYEE. .................. 11

 SECTION IV

 ACTIVE PARTICIPATION IN THE PLAN ............................ 12
     4.1      ACTIVE PARTICIPATION. .......................... 12
     4.2      ROLLOVER ACCOUNT. .............................. 12

 SECTION V

 ADMINISTRATION OF THE PLAN .................................. 13
     5.1      RESPONSIBILITY FOR ADMINISTRATION OF THE PLAN. . 13
     5.2      APPOINTMENT OF ADMINISTRATIVE COMMITTEE. ....... 13
     5.3      RESPONSIBILITY FOR ADMINISTRATION OF THE TRUST FUND.  13
     5.4      DELEGATION OF POWERS. .......................... 13
     5.5      RECORDS. ....................................... 14
     5.6      GENERAL ADMINISTRATIVE POWERS. ................. 14
     5.7      APPOINTMENT  OF  PROFESSIONAL  ASSISTANTS AND INVESTMENT
              MANAGER......................................... 14
     5.8      ACTIONS OF THE ADMINISTRATIVE COMMITTEE. ....... 15
     5.9      DIRECTIVES OF THE ADMINISTRATIVE COMMITTEE. .... 15
     5.10     DISCRETIONARY ACTS. ............................ 15
     5.11     RESPONSIBILITY OF FIDUCIARIES. ................. 16
     5.12     INDEMNITY BY PARTICIPATING COMPANIES. .......... 16
     5.13     PAYMENT OF FEES AND EXPENSES. .................. 16
     5.14     PLAN ADMINISTRATOR. ............................ 17
     5.15     ALLOCATION  AND  DELEGATION OF ADMINISTRATIVE  COMMITTEE
              RESPONSIBILITIES................................ 17

 SECTION VI

 DEPOSITS .................................................... 17
     6.1      COMPANY MATCHING DEPOSITS. ..................... 17
     6.2      BASIC AND SUPPLEMENTAL BEFORE-TAX DEPOSITS. .... 18
     6.3      DATE OF PAYMENT OF DEPOSITS. ................... 19
     6.4      SPECIAL LIMITATIONS ON BEFORE-TAX DEPOSITS. .... 19
     6.5      SPECIAL LIMITATION ON COMPANY MATCHING DEPOSITS.   26

 SECTION VII

 ALLOCATION TO PARTICIPANTS' ACCOUNTS ........................ 32
     7.1      METHODS OF ALLOCATING DEPOSITS. ................ 32
     7.2      ALLOCATION   TO   A   PARTICIPANT   TRANSFERRED   TO   A
              PARTICIPATING COMPANY........................... 32
     7.3      ALLOCATION TO A PARTICIPANT TRANSFERRED TO AN AFFILIATED
              COMPANY WHICH HAS NOT ADOPTED THE PLAN.......... 32
     7.4      LIMITATIONS ON ANNUAL ADDITIONS. ............... 33
     7.5 LIMITATIONS ON ANNUAL ADDITIONS FOR PARTICIPATING COMPANIES OR AFFILIATED COMPANIES MAINTAINING OTHER
              DEFINED CONTRIBUTION PLANS...................... 35
     7.6 LIMITATIONS ON BENEFITS AND ANNUAL ADDITIONS FOR PARTICIPATING COMPANIES OR AFFILIATED COMPANIES
              MAINTAINING DEFINED BENEFIT PLANS............... 35
     7.7      DEFINITIONS RELATING TO ANNUAL ADDITION LIMITATIONS  35

 SECTION VIII

 VALUATION OF TRUST FUND ..................................... 37

 SECTION IX

 PARTICIPANTS' ACCOUNTS ...................................... 38
     9.1      SEPARATE ACCOUNTS .............................. 38
     9.2      ACCOUNTS OF PARTICIPANTS TRANSFERRED  TO  AN  AFFILIATED
              COMPANY......................................... 38
     9.3      ADJUSTMENT OF PARTICIPANT'S ACCOUNTS ........... 38
     9.4      ACCOUNT INVESTMENT DIRECTION ................... 38
     9.5      ARKANSAS BEST STOCK FUND ....................... 40
 SECTION X

 COMMON TRUST FUND ........................................... 41

 SECTION XI

 DESIGNATION OF BENEFICIARIES ................................ 41
     11.1     PARTICIPANT'S DESIGNATION ...................... 41
     11.2     QUALIFIED CONSENT. ............................. 42
     11.3     PRIOR PLAN ACCOUNT DEATH BENEFITS .............. 42

 SECTION XII

 DISABILITY BENEFITS ......................................... 44
     12.1     DISABILITY RETIREMENT BENEFITS. ................ 44
     12.2     DETERMINATION OF DISABILITY. ................... 45

 SECTION XIII

 RETIREMENT AND DEATH BENEFITS ............................... 45
     13.1     RETIREMENT BENEFITS. ........................... 45
     13.2     DEATH BENEFITS. ................................ 45

 SECTION XIV

 EMPLOYMENT TERMINATION BENEFITS ............................. 46
     14.1     VESTING UPON TERMINATION OF EMPLOYMENT. ........ 46
     14.2     DETERMINATION OF VESTING YEARS OF SERVICE. ..... 46
     14.3     PERIODS OF SEVERANCE. .......................... 46
     14.4     FORFEITURE OF NON-VESTED AMOUNT. ............... 47
     14.5     RESTORATION OF FORFEITED NON-VESTED AMOUNT. .... 48

 SECTION XV

 PAYMENT OF BENEFITS ......................................... 49
     15.1     AMOUNT OF PAYMENT. ............................. 49
     15.2     METHOD OF AND TIME FOR DISTRIBUTION OF BENEFITS.   49
     15.3     LIMITATIONS ON TIMING. ......................... 50
     15.4     PAYMENTS  ON  PERSONAL  RECEIPT EXCEPT IN CASE OF  LEGAL
              DISABILITY...................................... 51
     15.5     BENEFITS PAYABLE IN CASH. ...................... 51
     15.6     DISTRIBUTION ACCOUNTS. ......................... 51
     15.7     METHOD OF DISTRIBUTION FOR PRIOR PLAN ACCOUNTS . 51
     15.8     DISTRIBUTION  LIMITATIONS   APPLICABLE   TO   BEFORE-TAX
              DEPOSITS........................................ 52
     15.9     BENEFITS   PAYABLE  PURSUANT  TO  A  QUALIFIED  DOMESTIC
              RELATIONS ORDER................................. 53
     15.10    DIRECT ROLLOVERS. .............................. 53

 SECTION XVI

 BENEFIT CLAIMS PROCEDURE .................................... 55
     16.2     REQUEST FOR REVIEW OF DENIAL. .................. 55
     16.3     DECISION ON REVIEW OF DENIAL. .................. 55

 SECTION XVII

 MISCELLANEOUS PROVISIONS
 RESPECTING PARTICIPANTS ..................................... 56
     17.1     PARTICIPANTS TO FURNISH REQUIRED INFORMATION. .. 56
     17.2     PARTICIPANTS' RIGHTS IN TRUST FUND. ............ 56
     17.3     INALIENABILITY OF BENEFITS. .................... 56
     17.4     ADDRESS FOR MAILING OF BENEFITS. ............... 59
     17.5     UNCLAIMED ACCOUNT PROCEDURE. ................... 59

 SECTION XVIII

 LOANS TO PARTICIPANTS,
 BENEFICIARIES AND ALTERNATE PAYEES .......................... 60

 SECTION XIX

 ADOPTION OF PLAN BY AFFILIATED COMPANY ...................... 62

 SECTION XX

 WITHDRAWAL FROM PLAN ........................................ 62
     20.1     NOTICE OF WITHDRAWAL. .......................... 62
     20.2     SEGREGATION OF TRUST ASSETS UPON WITHDRAWAL. ... 62
     20.3     EXCLUSIVE BENEFIT OF PARTICIPANTS. ............. 62
     20.4     APPLICABILITY OF WITHDRAWAL PROVISIONS. ........ 63

 SECTION XXI

 AMENDMENT OF THE PLAN ....................................... 63

 SECTION XXII

 PERMANENCY OF THE PLAN ...................................... 64
     22.1     RIGHT TO TERMINATE PLAN. ....................... 64
     22.2     MERGER OR CONSOLIDATION OF PLAN AND TRUST. ..... 64
     22.3     CONTINUANCE BY SUCCESSOR COMPANY. .............. 64
 SECTION XXIII

 DISCONTINUANCE OF DEPOSITS AND TERMINATION .................. 65
     23.1     DISCONTINUANCE OF DEPOSITS. .................... 65
     23.2     TERMINATION OF PLAN AND TRUST. ................. 65
     23.3     RIGHTS TO BENEFITS  UPON TERMINATION OF PLAN OR COMPLETE
              DISCONTINUANCE OF DEPOSITS...................... 65

 SECTION XXIV

 STATUS OF EMPLOYMENT RELATIONS .............................. 66

 SECTION XXV

 BENEFITS PAYABLE BY TRUST ................................... 66

 SECTION XXVI

 EXCLUSIVE BENEFIT OF TRUST FUND ............................. 66
     26.1     LIMITATION ON REVERSIONS. ...................... 66
     26.2     UNALLOCATED AMOUNTS UPON  TERMINATION OF PLAN AND TRUST.
              66
     26.3     MISTAKE OF FACT OR DISALLOWANCE OF DEDUCTION. .. 66
     26.4     FAILURE OF INITIAL QUALIFICATION OF PLAN AND TRUST.  67

 SECTION XXVII

 APPLICABLE LAW .............................................. 67

 SECTION XXVIII

 INTERPRETATION OF THE PLAN AND TRUST ........................ 67

 SECTION XXIX

 TOP HEAVY PLAN RULES ........................................ 68
     29.1     DEFINITIONS. ................................... 68
     29.2     DETERMINATION OF TOP HEAVINESS. ................ 70
     29.3     MINIMUM REQUIREMENTS. .......................... 72
     29.4     MINIMUM  BENEFITS  FOR  EMPLOYERS   MAINTAINING  DEFINED
              BENEFIT PLANS................................... 73
     29.5     SUPER TOP HEAVY PLANS. ......................... 73

 SECTION XXX

 EFFECTIVE DATE .............................................. 73



 DII0CE3F   25879-6

                      IDI 401(K) SAVINGS PLAN


                                 SECTION 1

                    PURPOSE AND RESTATEMENT OF THE PLAN
                    AND ESTABLISHMENT OF THE TRUST FUND

     1.1 RESTATEMENT OF THE PLAN. Subject to the terms and conditions hereinafter set forth, Integrated Distribution, Inc. (the "Sponsoring
  Company") hereby amends and restates effective as of October 1, 1995 (except as otherwise provided herein), the IDI 401(k) Savings Plan, a profit sharing plan for the exclusive benefit of its Employees and their Beneficiaries, which was originally established effective as of April 1, 1994, and was thereafter amended from time to time. The Plan, as it existed immediately prior to the execution of this restatement, shall be referred to herein as the "Prior Plan," even though the Plan continues without interruption through this restatement.

     1.2 PURPOSES. The purposes hereof are to reward Employees for their long and faithful service, to help the Employees accumulate funds for their later years, and to provide funds for their Beneficiaries in case of death.

     It is the intention of the Participating Companies that this Plan shall meet all of the requirements necessary or appropriate to qualify as a profit-sharing plan under Sections 401(a) and 401(k) of the Code and that the Fund made a part hereof shall be exempt from tax under Section
  501(a) of the Code and all provisions hereof shall be interpreted accordingly. Contributions may be made hereunder without regard to whether the Sponsoring Company or the Participating Companies have profits.

     1.3 TRUST AGREEMENT. In furtherance of this Plan, the Sponsoring Company, effective as of May 1, 1995, has entered into the Arkansas Best
 Corporation Employees' Investment Trust No. 1 ("Investment Trust"), which supersedes all prior trust agreements relating to the Plan; such Trust
  Agreement is made a part hereof, for the purpose of carrying out the provisions of this Plan as hereinafter set forth.


                                 SECTION 2

                                DEFINITIONS

     As used in the Plan:

     2.1 "Account" or "Accounts" shall mean the Basic Before-Tax Deposit Account, if any; the Supplemental Before-Tax Deposit Account, if any; the Company Matching Deposit Account; the Prior Plan Account, if any; and the Rollover Account, if any, collectively or singly as the context requires, maintained for each Participant under the Plan.
     2.2 "Active Participant" shall mean a Participant who has currently elected in accordance with the provisions of Section hereof to have Basic
  Before-Tax Deposits made on his behalf, pursuant to the provisions of Section hereof.

     2.3 "Administrative Committee" shall mean the persons or entity appointed to administer the Plan in accordance with the provisions of
 Section . The Administrative Committee shall be the "Named Fiduciary" as referred to in Section 402(a) of ERISA with respect to the management, operation and administration of the Plan.

     2.4 "Affiliated Company" shall mean any company which is a component member of a controlled group of corporations within the meaning of Section
  1563(a) of the Code determined without regard to Sections 1563(a)(4)  and
 (e)(3)(C) thereof, which controlled group of corporations includes as a component member the Sponsoring Company or any Participating Company, except that with respect to Section hereof, "50 per cent" shall be substituted for "80 per cent" where it appears in paragraph 1 of Section 1563(a) of the Code. The term "Affiliated Company" shall also mean any trade or business under common control (as defined in Sections 414(b) and 414(c) of the Code) with a Participating Company and any member of an affiliated service group (as defined in Section 414(m) of the Code) of which a Participating Company is a member and any entity required to be aggregated with a Participating Company pursuant to regulations under
 Section 414(o) of the Code.

     2.5 "Arkansas Best Stock" shall mean the common stock of Arkansas Best Corporation, a Delaware corporation, or its successor.

     2.6 "Arkansas Best Stock Fund" shall mean the Investment Fund invested primarily in Arkansas Best Stock as provided in Section .

     2.7 "Basic Before-Tax Deposit Account" shall mean the separate account maintained for each Participant reflecting the Basic Before-Tax
 Deposits made on behalf of such Participant, as adjusted in accordance with the provisions of Section .

     2.8 "Basic Before-Tax Deposits" shall mean the amount each Active Participant has elected to have the Participating Companies contribute on his behalf pursuant to the provisions of Section hereof which is subject to a Company Matching Deposit. Such amounts shall qualify as elective contributions under Section 401(k) of the Code and the regulations thereunder.

     2.9 "Before-Tax Deposits" shall mean, collectively or singly as the context requires, a Participant's Basic Before-Tax Deposits, if any, and his Supplemental Before-Tax Deposits, if any.

     2.10 "Beneficiary" shall mean any person entitled to receive benefits which are payable upon or after a Participant's death pursuant to Section and Section .

     2.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any Section of the Internal Revenue Code shall include any successor provision thereto.

     2.12 "Company Matching Deposit Account" shall mean the separate account maintained for each Participant reflecting such Participant's allocable share of the Company Matching Deposits under Subsection hereof, as adjusted in accordance with the provisions of Section .

     2.13 "Company Matching Deposits" shall mean the amount of the Participating Companies' contributions provided for in Subsection hereof which match the Participant's Basic Before-Tax Deposits.

     2.14 "Compensation" shall mean, subject to the provisions of Subsection hereof, the amounts actually paid to an Employee by the Participating Company for services rendered, inclusive of bonuses, commissions and overtime pay, and amounts, if any, that would have been included in the Employee's Compensation for such calendar year if they had not received special tax treatment because they were deferred by the
  Employee through a plan of deferred compensation under Section 401(k) of the Code or under a salary reduction agreement pursuant to Section 125 of the Code, but exclusive of expense allowances and all other extraordinary compensation and any Compensation paid for any period prior to the Entry Date on which a Participant first becomes a Participant under the Plan.
  Notwithstanding the foregoing, "Compensation" shall not include any Compensation in excess of One Hundred Fifty Thousand Dollars ($150,000) or such larger amount as results from the adjustment provided in Section 401(a)(17) of the Code.

     2.15 "Eligible Employee" shall mean each Employee who is employed by a Participating Company except the following individuals:

          2.15.1    any   person   who   is   a   "casual  employee"  of  a
     Participating Company as defined by the Participating Company's uniform and nondiscriminatory employment policy, unless and until such "casual employee" completes a Vesting Year of Service as defined in Section hereof, in which event such causal employee shall be treated as an Eligible Employee as defined herein as of the date such casual employee completes the Vesting Year of Service.

          2.15.2 any person who is included in a collective bargaining unit, if retirement benefits were the subject of good faith bargaining, unless and until said bargaining unit has bargained for coverage under the Plan, in which event such person shall be treated as an Employee as defined herein as of the date said bargaining unit commences coverage under this plan.

          2.15.3 any person who is not treated as an employee on the payroll of a Participating Company, regardless of whether such person is considered a leased employee within the meaning of Code Sections 414(n) and 414(o).
     2.16 "Employee" shall mean any person who is employed as a common-law employee by an Affiliated Company and receives a compensation from an Affiliated Company that is subject to FICA tax. Any leased employee shall be considered al "Employee" under the Plan to the extent required by Sections 414(n) or 414(o) of the Code, but shall not be eligible to participate in the Plan unless and until he actually becomes employed on the payroll of a Participating Company and otherwise meets the eligibility criteria of Section hereof.

     2.17 "Employment Commencement Date" shall mean the date an Employee first performs an Hour of Service with a Participating Company or an
 Affiliated Company.

     2.18  "Entry Date" shall mean any business day.

     2.19 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. References to any Section of ERISA shall include any successor provision thereto.

     2.20 "Hour of Service" shall mean each hour for which an Employee is directly or indirectly paid, or entitled to payment by a Participating Company or an Affiliated Company for the performance of duties

     2.21 "Inactive Participant" shall mean any Participant other than an Active Participant.

     2.22 "Investment Manager" shall mean any party that (i) is either (a) registered as an investment adviser under the Investment Advisers Act of
  1940, or (b) a bank (as defined in the Investment Advisers Act of 1940), or (c) an insurance company qualified to manage, acquire or dispose of Plan assets under the laws of more than one State, (ii) acknowledges in writing that it is a fiduciary with respect to the Plan, and (iii) is granted the power to manage, acquire or dispose of any asset of the Plan pursuant to Section hereof and the Trust Agreement.

     2.23 "Leave of Absence" shall mean an absence with or without pay from the active employment of a Participating Company by reason of an approved absence granted by such Participating Company in accordance with its leave and personnel regulations, whether by reason of military service or for any other reason on the basis of a uniform policy applied by such Participating Company without discrimination (including periods during which an Employee is receiving benefits under any disability or sickness plan of a Participating Company or an Affiliated Company). Such a Leave of Absence will not constitute a Termination of Employment provided the Employee returns to the active employment of the Participating Company at or prior to the expiration of his leave or, if not specified therein, within the period of time which accords with such Participating Company's policy with respect to permitted absences. If the Employee does not return to the active employment of such Participating Company at or prior to the expiration of his Leave of Absence, his employment will be considered terminated as of the earlier of (i) the date on which his Leave of Absence expired, or (ii) the date which is twelve (12) months after the date on which his Leave of Absence began. Notwithstanding the foregoing provisions of this Section, an Employee's absence from the active service of a Participating Company because of military service will be considered a Leave of Absence granted by a Participating Company and will not terminate the employment of such Employee if he returns to the active employment of the Participating Company within the period of time during which he has reemployment rights under any applicable federal law or within sixty (60) days from and after discharge or separation from such military service if no federal law is applicable. However, no provision of this Section or of the remainder of the Plan shall require reemployment of any Employee whose active service with the Participating Company was terminated by reason of military service.

     2.24 "One-Year Period of Severance" shall mean a twelve (12) consecutive month Period of Severance. Notwithstanding the foregoing provisions hereof, or any other provision of this Plan to the contrary, in the case of an Employee who is absent from work for any period (i) by reason of (a) the Employee's pregnancy, (b) the birth of the Employee's child, (c) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (ii) for the purpose of caring for such child for a period beginning immediately following such birth or placement, the twelve (12) consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance and shall not constitute a Period of Service.

     2.25 "Participant" shall mean an Eligible Employee who becomes a Participant in the Plan as provided in Section .

     2.26 "Participating Company" shall mean the Sponsoring Company or any Affiliated Company which adopts the Plan pursuant to Section .

     2.27 "Period of Service" shall mean the period of time commencing on an Employee's Employment Commencement Date or Reemployment Commencement
 Date, as the case  may  be,  and  ending on such Employee's Severance from
  Service Date. A Period of Service shall also include a Period of Severance of less than twelve (12) consecutive months. Notwithstanding the preceding sentence:

          2.27.1 If an Employee who is on Leave of Absence or who is temporarily laid off, retires or suffers a Termination of Employment during the first twelve (12) months of such Leave of Absence or temporary layoff, as the case may be, such Employee's Period of Service shall not include any Period of Severance beginning on the date such Employee retired or suffered a Termination of Employment and ending on such Employee's Reemployment Commencement Date, if any, if such Reemployment Commencement Date, if any, does not occur within the twelve (12) month period commencing on the date such Leave of Absence or temporary layoff began.

          2.27.2 If an Employee works simultaneously for more than one Participating Company and/or Affiliated Company, the total Period of Service for such Employee shall not be increased by reason of such simultaneous employment.

     2.28 "Period of Severance" shall mean the period of time commencing on an Employee's Severance from Service Date and ending on such Employee's Reemployment Commencement Date, if any.

     2.29 "Plan" shall mean the IDI 401(k) Savings Plan as set forth in this document, and as hereafter amended from time to time.

     2.30 "Plan Year" shall mean the twelve (12) consecutive month period ending on December 31 of each year. The period from April 1, 1995 to December 31, 1995 shall be a short plan year.

     2.31 "Prior Plan Account" shall mean the separate account maintained for each Participant reflecting the amounts in such Participant's combined Accounts attributable to contributions made prior to October 1, 1995.

     The Prior Plan Account shall include separate subaccounts for Before-Tax Deposits, Company Matching Deposits and Cash Transfers From Another Qualified Plan, and each such subaccount shall be subject to the same provisions as its Plan Account counterpart (i.e., the Before-Tax Deposits subaccount shall be subject to the provisions as the Before-Tax Deposit Account), except as specifically provided otherwise in Sections and .
  The Before-Tax Deposits subaccount shall reflect amounts attributable to "elective contributions" (as defined in the Prior Plan) made prior to October 1, 1995. The Company Matching Deposits subaccount shall reflect amounts attributable to "matching contributions" and "non-elective contributions" (as defined in the Prior Plan) made prior to October 1,
  1995. The Rollover subaccount shall reflect amounts attributable to amounts rolled over into the Prior Plan prior to October 1, 1995.

     x2.32 "Reemployment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service with a Participating Company or an Affiliated Company following such Employee's Severance from Service Date.

     2.33 "Retirement Date" of a Participant shall mean the Participant's sixty-fifth (65th) birthday.

     2.34  "Severance from Service Date" shall mean the earlier of:

          2.34.1 The date on which an Employee separates from the active employment of a Participating Company or an Affiliated Company on account of retirement, death, Total and Permanent Disability or Termination of Employment; or

          2.34.2 In the case of an Employee on Leave of Absence who does not return to the active employment of the Participating Company or an Affiliated Company at or prior to the expiration of such Leave of Absence, the earlier of (i) the expiration date of such Leave of Absence, or (ii) the date which is twelve (12) months after the date on which such Leave of Absence began, or, in the case of an Employee who becomes absent (whether the absence is with or without pay) from the active employment of a Participating Company or an Affiliated Company by reason of a temporary layoff, the date which is twelve (12) months after the date on which such Employee first becomes absent.

     2.35 "Sponsoring Company" shall mean Integrated Distribution, Inc. or its successor.

     2.36 "Supplemental Before-Tax Deposit Account" shall mean the separate account maintained for each Participant reflecting the
 Supplemental Before-Tax Deposits made on behalf of such Participant, as adjusted in accordance with the provisions of Section .

     2.37 "Supplemental Before-Tax Deposits" shall mean the amount each Active Participant has elected to have the Participating Companies contribute on his behalf pursuant to the provisions of Section hereof which is not subject to a Company Matching Deposit. Such amounts shall qualify as elective contributions under Section 401(k) of the Code and the regulations thereunder.

     2.38 "Termination of Employment" shall mean the termination of active employment with any Participating Company, whether voluntarily or involuntarily, other than  by  reason  of a Participant's retirement after attaining his Retirement Date or after sustaining Total and Permanent Disability, death or transfer to an Affiliated Company.

     2.39 "Total and Permanent Disability" shall mean a termination of employment due to a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which constitutes total disability under the federal Social Security Act, and for which the Participant has actually been approved for Social Security disability benefits.

     2.40 "Trust" shall mean the legal entity resulting from the Trust Agreement between the Sponsoring Company and the Trustee which receives the Participating Companies' and Participants' contributions, and holds, invests, and disburses funds to or for the benefit of Participants and their Beneficiaries.

     2.41 "Trust Fund" shall mean the total of contributions made by the Participating Companies and Participants to the Trust pursuant to the
  Plan, increased by profits, gains, income and recoveries received, and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust. The Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust by the Trustee.

     2.42 "Trustee" shall mean Fidelity Management Trust Company, trustee of the Investment Trust, and any additional or successor Trustees. Except as otherwise provided in the Trust Agreement and herein, the Trustee shall be the "Named Fiduciary" referred to in Section 402(a) of ERISA with respect to the control, management and disposition of the Trust Fund.

     2.43 "Valuation Date" shall mean the close of each day that the New York Stock Exchange is open for business.
     2.44 "Vesting Year of Service" shall mean a Period of Service of three hundred sixty-five (365) days, subject to the provisions of Sections and hereof. Notwithstanding the preceding sentence, if a Participant has a Reemployment Commencement Date, such Participant's Periods of Service before and after such Reemployment Commencement Date which are required to be taken into account under this Plan shall be determined on the basis of the actual number of days in such aggregated Periods of Service.

     Effective as of August 11, 1995, Arkansas Best Corporation acquired WorldWay Corporation and certain of its subsidiaries ("WorldWay").
 Notwithstanding any provision to the contrary, service with WorldWay prior to August 11, 1995 shall not be recognized in determining Vesting Years of Service. The Employment Commencement Date for the purposes of determining Vesting Years of Service under the Plan of any person who became an employee of an Affiliated Company as of August 11, 1995 as a result of such acquisition and who subsequently becomes an Employee shall be determined ignoring all service and hours of service accrued with WorldWay prior to August 11, 1995.

     2.45 Wherever appropriate, words used in the Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

     2.46 The expressions listed below shall have the meanings stated in the Sections or Subsections hereof respectively indicated:

     "Actual Contribution Percentage" ("ACP")     Subsection

     "Actual Deferral Percentage" ("ADP")         Subsection

     "Aggregated Family Group"                    Subsection

     "Alternate Payee"                            Subsection

     "Annual Additions"                           Section

     "Borrower"                                   Section

     "Cash Transfers From Another Qualified Plan"  Subsection

     "Compensation"                               Section ;
                                                  Subsection

     "Defined Benefit Plan"                       Subsection ;
                                                  Subsection

     "Defined Benefit Plan Fraction"              Subsection

     "Defined Contribution Plan"                  Subsection ;
                                                  Subsection

     "Defined Contribution Plan Fraction"         Subsection

     "Determination Date"                         Subsection

     "Direct Rollover"                            Subsection

     "Distributee"                                Subsection

     "Eligible Employee"                          Subsection ;
                                                  Subsection

     "Employer"                                   Subsection

     "Excess Aggregate Contributions"             Subsection

     "Excess Amounts"                             Subsection

     "Excess Contributions"                       Subsection

     "Excess Deferrals"                           Subsection

     "Family Member"                              Subsection

     "Highly Compensated Employee"                Subsection

     "Investment Funds"                           Subsection

     "Key Employee"                               Subsection

     "Key Employee Participant"                   Subsection

     "Limitation Year"                            Subsection

     "Limitation Year Compensation"               Subsection ;
                                                  Subsection ;
                                                  Subsection

     "Maximum Aggregate Amount"                   Subsection

     "Named Fiduciary"                            Section ;
                                                  Section

     "Non-Highly Compensated Employee"            Subsection
     "Non-Vested Amount"                          Subsection

     "Permissive Aggregation Group"               Subsection

     "Permitted Purpose"                          Subsection

     "Plan Administrator"                         Section

     "Qualified Domestic Relations Order"         Subsection

     "Required Aggregation Group"                 Subsection

     "Required Beginning Date"                    Section

     "Retirement Plan"                            Subsection

     "Rollover Account"                           Subsection

     "Super Top Heavy Plan"                       Subsection

     "Top Heavy Plan"                             Subsection

     "Top Heavy Ratio"                            Subsection

     "Total Compensation"                         Subsection

     "Trust Agreement"                            Section

     "Valuation Date"                             Subsection

     "Valuation Period"                           Section

     "Vested Amount"                              Subsection


                                 SECTION 3

                        REQUIREMENTS FOR ELIGIBILITY

     3.1 SERVICE. Each Eligible Employee who was eligible to participate in the Plan as of September 30, 1995 shall continue to be eligible to participate as of October 1, 1995. Each Eligible Employee shall be eligible to become a Participant in the Plan as of any Entry Date. In the event an Eligible Employee suffers a Termination of Employment prior to the Entry Date upon which such Eligible Employee would have become a Participant in the Plan, as the case may be, and such Eligible Employee is reemployed by a Participating Company prior to a One-Year Period of
  Severance, such Eligible Employee shall be eligible to become an Active Participant in the Plan as of the date the Eligible Employee would have attained a twelve (12) month Period of Service had such Termination of
  Service not occurred and shall then be eligible to become an Active Participant as of the Entry Date coincident with or next following his date of rehire, provided such Eligible Employee is then still employed as such.

     3.2 SERVICE WITH A PREDECESSOR EMPLOYER. If the Plan had previously been maintained by a predecessor of a Participating Company, whether a corporation, partnership, sole proprietorship or other business entity, any period of service with such predecessor shall be treated as a Period of Service with a Participating Company. If the Plan had not been maintained previously by a predecessor of a Participating Company, service with such predecessor shall not be taken into account, except to the extent required pursuant to regulations prescribed by the Secretary of the
  Treasury or his delegate. Notwithstanding the foregoing, service by a sole proprietor or partner shall not be counted as a Period of Service with a Participating Company.

     3.3 PERIODS OF SEVERANCE. For purposes of this Section , the aggregate of all Periods of Service shall be taken into account. In the event that a Participant has a Severance from Service Date and such Participant is reemployed by a Participating Company, he shall resume participation in the Plan effective as of his Reemployment Commencement Date and shall be eligible to become an Active Participant in the Plan as of the Entry Date coincident with or next following his Reemployment Commencement Date.

     3.4  CHANGE IN STATUS OF EMPLOYEE.

          3.4.1 In the event an individual who is employed by a Participating Company or an Affiliated Company but who is not defined as an Eligible Employee becomes so defined as an Eligible Employee, such individual shall be eligible to become a Participant as of the date he becomes so defined, provided he has met the other requirements for eligibility set forth in Section hereof and previously would have become a Participant had he been defined as an Eligible Employee.

          3.4.2 A Participant who ceases to be an Eligible Employee but who does not suffer a Termination of Employment shall become a suspended Participant. During the period of suspension, no amounts shall be credited to the Participant's Accounts which are based on his Compensation from and after the date of suspension. The suspended Participant shall be entitled to benefits in accordance with the other provisions of the Plan throughout the period during which he is suspended.

          3.4.3 In the event a Participant who ceased to be defined as an Eligible Employee but who did not suffer a Termination of Employment, subsequently becomes defined as an Employee again, such Participant shall recommence participation without regard to the limitations imposed by Subsection hereof, as of the date he became so redefined, but shall not be eligible to become an Active Participant until the Entry Date coinciding with or next following the date of becoming so redefined as an Eligible Employee.


                                 SECTION 4

                      ACTIVE PARTICIPATION IN THE PLAN

     4.1 ACTIVE PARTICIPATION. Any Employee eligible to become a Participant in the Plan in accordance with Section hereof, may become an
 Active  Participant  in  the  Plan  by  electing  no  later  than the date determined by the Administrative Committee, pursuant to a uniform and nondiscriminatory procedure established by the Administrative Committee, to have made on his behalf Before-Tax Deposits in accordance with the provisions of Section . Any Participant in the Plan who does not elect to have made on his behalf Before-Tax Deposits at the time he becomes a Participant in the Plan shall be and remain an Inactive Participant unless and until he elects to have made on his behalf Before-Tax Deposits as provided in Section .

     4.2  ROLLOVER ACCOUNT.

          4.2.1 With the consent of the Administrative Committee, Cash Transfers From Another Qualified Plan may be received by the Trustee on behalf of any Employee or Participant. Such amounts shall be credited to a separate Account herein referred to as a "Rollover Account." However, the transfer of such an amount to the Trustee will not cause such transferring Employee to be eligible to participate in the Plan prior to the time specified in Section and Section . Prior to the time such Employee becomes eligible to participate in the Plan, the Employee shall be treated as a Participant solely with respect to the amount in his or her Rollover Account.

          4.2.2 Cash credited to a Rollover Account (i) shall be held by the Trustee pursuant to the provisions of this Plan, (ii) shall be fully vested at all times and shall not be subject to forfeiture for any reason, and (iii) shall be invested at the direction of the Employee in accordance with the provisions of Section , and (iv) shall be distributed to the Employee, Participant or Beneficiary at such time and in the same manner as provided in Section hereof for the distribution of a Participant's Accounts under the Plan; and may be withdrawn in accordance with Section .

          4.2.3 For purposes of this Section, the term "Cash Transfers From Another Qualified Plan" means amounts which are properly characterized as a qualifying rollover distribution received by a person who is now an Employee, from another qualified plan, which amounts are eligible for tax-free rollover treatment and which are transferred in cash by the Employee to the Trustee of this Plan within sixty (60) days following receipt thereof or are transferred in cash directly from such qualified plan to this Plan; amounts transferred in cash to this Plan from an individual retirement account, provided that the individual retirement account contains only assets previously distributed from a qualified plan, which amounts were eligible for tax-free rollover treatment, and which amounts were deposited in such individual retirement account within sixty (60) days of receipt thereof, and amounts distributed to a person who is now an Employee from an individual retirement account meeting the requirements of this Subsection , and transferred in cash by the Employee to this Plan within sixty (60) days of receipt thereof, from such individual retirement account. Prior to accepting any cash transfers to which this Section applies, the Administrative Committee may require the Employee to establish that the amounts to be transferred in cash to this Plan meet the requirements of this Section and may also require that the Employee provide an opinion of counsel satisfactory to the Administrative Committee that the amounts to be transferred meet the requirements of this Section and will not jeopardize the tax exempt status of this Plan or the Trust Fund for any reason (including, but not limited to, the failure of the amount to be excluded from the definition of annual addition in Section 415(c)(2) of the Code; thereby causing the annual addition to the Account to exceed the permissible limits of Section 415 of the Code, or to create adverse tax consequences to a Participating Company.


                                 SECTION 5

                         ADMINISTRATION OF THE PLAN

     5.1  RESPONSIBILITY    FOR    ADMINISTRATION   OF   THE   PLAN.    The
  Administrative  Committee  shall  be  responsible   for  the  management,
 operation and administration of the Plan.

     5.2 APPOINTMENT OF ADMINISTRATIVE COMMITTEE. The Board of Directors of the Sponsoring Company shall appoint an Administrative Committee consisting of at least three (3) persons  each  of whom shall be employees of a Participating or Affiliated Company. An appropriate of the Sponsoring Company shall certify to the Trustee the names of the members of the Administrative Committee. A member of the Administrative Committee shall automatically cease to be a member upon termination of employment with the Participating Company or Affiliated Company. Any member of the Administrative Committee may resign upon ten (10) days' prior written notice to an appropriate officer of the Sponsoring Company. The Board of
  Directors of the Sponsoring Company shall be authorized to remove any member of the Administrative Committee at any time and in its sole discretion to appoint a successor whenever a vacancy on the Administrative Committee occurs.

     5.3 RESPONSIBILITY FOR ADMINISTRATION OF THE TRUST FUND. Except as otherwise provided herein, the Trustee shall be responsible for the management and investment of the Trust Fund in accordance with the provisions of the Trust Agreement.

     5.4 DELEGATION OF POWERS. The Administrative Committee may appoint such assistants or representatives as it deems necessary for the effective exercise  of  its  duties  in  administering  the  Plan  and  Trust.  The
   Administrative Committee may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems expedient or appropriate.

     5.5 RECORDS. All acts and determinations with respect to the administration of the Plan made by the Administrative Committee and any assistants  or  representatives  appointed by it shall be duly recorded by the  Administrative  Committee  or by  the  assistant  or  representative
 appointed by it to keep such records.   All  records,  together  with such
  other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Administrative Committee or the assistants or representatives appointed by it.

     5.6 GENERAL ADMINISTRATIVE POWERS. The Administrative Committee is authorized to take such actions as may be necessary to carry out the provisions and  purposes  of  the  Plan  and  shall  have the authority to control and manage the operation and administration of the Plan in accordance with its terms. In order to effectuate the purposes of the Plan, the Administrative Committee shall have the discretionary power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration  and  application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Administrative Committee, and the application of rules and regulations to a particular case or issue by the Administrative Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder. In construing the Plan and in exercising its power under provisions requiring
  Administrative Committee approval, the Administrative Committee shall attempt to ascertain the purpose of the provisions in question and when such purpose is known or reasonably ascertainable, such purpose shall be given effect to the extent feasible. Likewise, the Administrative Committee is authorized to determine all questions with respect to the individual rights of all Participants and their Beneficiaries and
 Alternate Payees  under  this  Plan,  including,  but  not limited to, all issues with respect to eligibility, Compensation, service, valuation of Accounts, allocation of contributions and Trust Fund earnings, retirement, Total and Permanent Disability, or Termination of Employment, eligibility for loans and hardship withdrawals, and shall direct the Trustee concerning the allocation, payment and distribution of all funds held in trust for purposes of the Plan. The Administrative Committee shall establish investment objectives and monitor, or cause to be monitored, the investment performance of the Trustee or any Investment Manager which may be appointed with respect to any assets of the Plan, and shall make such reports and give such recommendations to the Board as it requests with respect thereto.

     5.7 APPOINTMENT OF PROFESSIONAL ASSISTANTS AND INVESTMENT MANAGER. The Administrative Committee may engage accountants, attorneys, physicians and such other personnel as it deems necessary or advisable, including in its sole discretion, one or more Investment Managers to manage (including the power to acquire or dispose of) all or any of the assets of the Trust.
  The functions of any such persons engaged by the Administrative Committee shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan or Trust. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan, and, unless engaged specifically as Investment Manager, shall exercise no authority or control respecting management or disposition of the assets of the Trust. The fees and costs of such services are an administrative expense of the Plan to be paid out of the Trust Fund, except to the extent that such fees and costs are paid by any of the Participating Companies.

     5.8  ACTIONS OF THE ADMINISTRATIVE COMMITTEE.

          5.8.1 A majority of the members of the Administrative Committee shall constitute a quorum for the transaction of business, and shall have full power to act hereunder. Action by the Administrative Committee shall be official if approved by a vote of a majority of the members present at any official meeting. The Administrative Committee may, without a meeting, authorize or approve any action by written instrument signed by a majority of all of the members. Any written memorandum signed by the Chairman, or any other member of the Administrative Committee, or by any other person duly authorized by the Administrative Committee to act, in respect of the subject matter of the memorandum, shall have the same force and effect as a formal resolution adopted in open meeting. The Administrative Committee shall give to the Trustee any order, direction, consent, certificate or advice required or permitted under the terms of the Trust Agreement, and the Trustee shall be entitled to rely on, as evidencing the action of the Administrative Committee, any instrument delivered to the Trustee when: (i) if a resolution, it is certified by the Chairman and Secretary, or (ii) if a memorandum, it is signed by a majority of all of the members of the Administrative Committee, or by a person who shall have been authorized to act for the Administrative Committee in respect of the subject matter thereof.

          5.8.2 A member of the Administrative Committee may not vote or decide upon any matter relating solely to him or vote in any case in which his individual right or claim to any benefit under the Plan is specifically involved. If, in any case in which an Administrative Committee member is so disqualified to act, the remaining members then present cannot, by majority vote, act or decide, the Board will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which he is disqualified.

          5.8.3 The Administrative Committee shall maintain minutes of its meetings and written records of its actions, and as long as such minutes and written records are maintained, members may participate and hold a meeting of the Administrative Committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Participation in such a meeting constitutes presence in person at such meeting.

     5.9 DIRECTIVES OF THE ADMINISTRATIVE COMMITTEE. Directives of the Administrative Committee to the Trustee shall be delivered in writing, signed by an appropriate member of the Administrative Committee.

     5.10 DISCRETIONARY ACTS. Any discretionary actions of the Administrative Committee or any Participating Company with respect to the administration of the Plan shall be made in a manner which does not discriminate in favor of Highly Compensated Employees. In the event the Administrative Committee exercises any discretionary authority under the
  Plan with respect to a Participant who is a member of the Administrative Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Administrative Committee other than such Participant, or, if such Participant is the sole member of the Administrative Committee, such discretionary authority shall be exercised solely  and  exclusively  by  the  Board  of  Directors of the Sponsoring
 Company.

     5.11 RESPONSIBILITY OF FIDUCIARIES. The members of the Administrative Committee and their assistants and representatives (other than any Investment Manager) shall be free from all liability for their acts and conduct in the administration of the Plan and Trust except for acts of willful misconduct or gross negligence; provided, however, that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have pursuant to ERISA.

     5.12 INDEMNITY BY PARTICIPATING COMPANIES. In the event and to the extent not insured against under any contract of insurance with an insurance company, the Participating Companies shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to counsel fees to the extent approved by the Board of Directors of the Sponsoring Company or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement, with the approval of the Board of Directors of the Sponsoring
  Company, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses, and liability arise in whole or in part from (i) the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, a willful or intentional misconduct of such Indemnified Person or (ii) from the imposition on such Indemnified
  Person  of  any penalties imposed by the Secretary of Labor, pursuant  to
  Section 502(l) of ERISA, relating to any breaches of fiduciary responsibility under Part 4 of Title I of ERISA. "Indemnified Person"
  shall mean each member of the Board of Directors of the Sponsoring Company, and the Administrative Committee and each other Employee who is allocated fiduciary responsibility hereunder.

     5.13 PAYMENT OF FEES AND EXPENSES. The Trustee, the members of the Administrative Committee and their assistants and representatives shall be entitled to payment or reimbursement for all reasonable costs, charges and expenses incurred in the administration of the Plan and Trust, including, but not limited to, reasonable fees for accounting, legal and other services rendered, to the extent incurred by the Trustee, the members of the Administrative Committee or their assistants and representatives in the course of performance of their duties under the Plan and the Trust. All costs, charges and expenses incurred in the administration of the Plan and the Trust shall be paid from the Trust Fund except to the extent paid by the Participating Companies or any Affiliated Company. Notwithstanding any other provision of the Plan or Trust, no person who is a "disqualified person," within the meaning of Section 4975(e)(2) of the Code and who receives full-time pay from any Participating Company shall receive compensation from the Trust Fund, except for payment or reimbursement of expenses properly and actually incurred.

     5.14 PLAN ADMINISTRATOR. The Administrative Committee shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA) of the
 Plan, and shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the Plan Administrator under ERISA and not otherwise delegated to other parties under the terms of the Plan or the Trust Agreement. The Plan Administrator shall be the designated agent for service of legal process.

     5.15 ALLOCATION AND DELEGATION OF ADMINISTRATIVE COMMITTEE RESPONSIBILITIES. The Administrative Committee may upon approval of a majority of the members  of  the  Administrative  Committee,  (i) allocate among any of the members of the Administrative Committee any of the responsibilities of the Administrative Committee under the Plan, or (ii)
  designate any person, firm or corporation that is not a member of the Administrative Committee to carry out any of the responsibilities of the
  Administrative Committee under the Plan. Any such allocation or designation shall be made pursuant to a written instrument executed by a majority of the members of the Administrative Committee.


                                 SECTION 6

                                  DEPOSITS

     6.1  COMPANY MATCHING DEPOSITS.

          6.1.1 Each Participating Company shall make a Company Matching Deposit to the Trust for each calendar month in an amount equal to a specified percentage of the Basic Before-Tax Deposits, if any, made by such Participating Company during such calendar month on behalf of each Active Participant employed by such Participating Company during such calendar month. Any change in the specified percentage of the Basic Before-Tax Deposits to be matched for each Plan Year shall, no later than December 1 of the preceding Plan Year, be determined by the Board of Directors of the Sponsoring Company and be communicated to all Participants and all Employees who will be eligible to become Participants in the Plan during such succeeding Plan Year. In addition, such specified percentage may be increased by the Board of Directors of the Sponsoring Company at any time during the Plan Year. Until changed by the Board of Directors of the Sponsoring Company, the Company Matching Contribution shall be as set forth in the table below.


     VESTING YEARS OF SERVICE *           RATE OF MATCHING CONTRIBUTION
            1                                  500%
            2                                  400%
            3                                  300%
            4                                  200%
      5 and beyond                             100%

     * NOTE: VESTING YEARS OF SERVICE DISREGARDED UNDER SECTION SHALL NOT BE TAKEN INTO ACCOUNT FOR THIS PURPOSE EITHER.


          6.1.2 In addition to its Company Matching Deposits under Subsection above, each Participating Company shall make such additional Company Matching Deposits for each Plan Year as the Board of Directors of the Sponsoring Company, in its discretion, shall determine. Such additional deposits shall equal a specified percentage (which may be zero) of the Basic Before-Tax Deposits for the Plan Year of each Active Participant employed by such Participating Company as of the last day of such Plan Year. The Board shall determine the amount of any such additional Company Matching Deposits, and direct the Participating Companies to deposit such amounts, no later than the latest date prescribed by Section below.

          6.1.3 Notwithstanding the foregoing, in no event shall any Company Matching Deposits, when added to any Before-Tax Deposits, exceed the maximum permissible contribution under Section 404(a) of the Code. All contributions of the Participating Companies hereunder are conditioned on their deductibility under Section 404(a) of the Code. Company Matching Deposits shall be made in the form of cash.

     6.2  BASIC AND SUPPLEMENTAL BEFORE-TAX DEPOSITS.

          6.2.1 Each Participant may have contributed on his behalf to the Trust Fund each month by salary reduction an amount (the "Basic Before-Tax Deposit") which shall be equal to one percent (1%), two percent (2%), three percent (3%), or four percent (4%) of such Participant's Compensation for such month, as such Participant shall elect on the written authorization form provided for herein. Any Active Participant who elects to have made on his behalf Basic Before-Tax Deposits of four percent (4%) of his Compensation for each month may also elect to have contributed on his behalf to the Trust Fund each month by salary reduction an additional amount ("Supplemental Before- Tax Deposits") equal to from one percent (1%) to eleven percent (11%) of his compensation; provided, however, such percentage must be a whole percent. Any designated Before-Tax Deposits (whether Basic or Supplemental Deposits or both) shall qualify as elective contributions under Section 401(k) of the Code and the regulations thereunder.

          6.2.2 The percentage rate of Basic and Supplemental Before-Tax Deposits, if any, which each Active Participant elects and any changes thereto shall be made on a written form provided by and filed with the Administrative Committee. The Administrative Committee shall establish and communicate to Employees uniform and nondiscriminatory procedures for the election of percentage rates of Basic and Supplemental Before-Tax Deposits, including procedures regarding the effective date of such election, and may change said procedures at such times and in such manner as the Administrative Committee may determine to be necessary or desirable. Any such change in procedures shall be communicated to Employees.

          6.2.3 An Active Participant's Basic and Supplemental Before-Tax Deposits shall be credited to his appropriate Account under the Plan. Any amounts of Basic or Supplemental Before-Tax Deposits properly credited to a Participant's Accounts shall, for all purposes and in all respects, be fully vested and nonforfeitable.

     6.3 DATE OF PAYMENT OF DEPOSITS. A Participating Company shall make its Company Matching Deposits for a particular period on or before the last date, including any extensions thereof, for filing its federal income tax return for its taxable year ending with or after the last day of the Plan Year in which such period falls or at such earlier time and in such amount as directed by the Administrative Committee for the purpose of paying a Participant taking a final distribution of the Company Match allocated to such Participant. A Participating Company shall make all
  Basic and Supplemental Before-Tax Deposits as provided for in Section hereof to the Trust Fund as soon as administratively practical following the deduction of such amounts from Active Participants' pay.

     6.4 SPECIAL LIMITATIONS ON BEFORE-TAX DEPOSITS. The limitations described in this Section shall be determined in accordance with Code Sections 401(k) and 402(g) and regulations thereunder, which are incorporated by reference to the extent not expressly stated below.

          6.4.1 Notwithstanding any other provision of this Plan, in no event shall a Participating Company make Before-Tax Deposits in any Plan Year if such contribution would cause the "Actual Deferral Percentage" (or "ADP") of Highly Compensated Employees to exceed the greater of the limitations indicated below:

               6.4.1.1 One hundred twenty-five percent (125%) of the ADP for all Non-Highly Compensated Employees; or

               6.4.1.2 The lesser of (i) the sum of the ADP for all Non-Highly Compensated Employees plus two percent (2%), or (ii) two hundred percent (200%) of the ADP for all Non-Highly Compensated Employees.

               Multiple use of the alternative method described in this paragraph and in Code Section 401(m)(9)(A) will be prevented through the pro rata reduction of both the actual deferral percentage and the actual contribution percentage of any Highly Compensated Employee eligible to make Before-Tax Deposits pursuant to Section and who is eligible to make employee contributions or to receive Company Matching Deposits under this Plan. Any reduction under this paragraph will be made in accordance with Sections and hereof and Code Section 401(m) and Treasury Regulation Sections 1.401(m)-1(b) and 1.401(m)-2, the provisions of which are incorporated herein by reference.

          6.4.2 The Administrative Committee may, to the extent necessary to conform the Before-Tax Deposits to the above limitations, reduce prospectively, the percentage rates or dollar amounts of Before-Tax Deposits to be made on behalf of Highly Compensated Employees. Such prospective reductions may thereafter be adjusted by the Administrative Committee, upon due notice to the affected Participants, at any time thereafter to increase the elected percentage rates for those Highly Compensated Employees whose rates or amounts were previously reduced in accordance with this Subsection if the Administrative Committee shall determine that such increase will not cause the limits set forth in Subsection to be exceeded for the Plan Year. Any decrease of a Participant's Before-Tax Deposits under this Subsection shall be in addition to and not otherwise affect such Participant's rights to change or suspend contributions.

          6.4.3 In the event that following the end of a Plan Year, it is determined by the Administrative Committee that the Before-Tax Deposits for Highly Compensated Employees exceed the limitations of Subsection , then the amount in excess of such limitation ("Excess Contributions") (and the income thereon) shall be distributed to the Highly Compensated Employees, notwithstanding any Plan provision to the contrary, within the twelve (12) month period following the end of the Plan Year in which such Excess Contributions occurred. In distributing Excess Contributions, the following rules shall apply. The Excess Contributions shall first be applied to reduce the percentage rate elected by all those Highly Compensated Employees who have elected the highest percentage rate of Before-Tax Deposits, shall then be applied to reduce the percentage rate elected by all those Highly Compensated Employees (including those Employees whose percentage rate or dollar amount was previously reduced) whose elected percentage rate is at the next highest percentage rate of Before-Tax Deposits and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected percentage rates until the reductions enable the Before-Tax Deposits to conform to the limitations of Subsection . The amount of Excess Contributions to be distributed to each affected Highly Compensated Employee is equal to the Before-Tax Deposits on behalf of such Employee (prior to reduction of the Excess Contributions) less the product of such Employee's ADP (after reduction of the Excess Contributions) times such Participant's Total Compensation, rounded to the nearest one cent ($.01).

          The amount of Excess Contributions that may be distributed under this Subsection with respect to a Highly Compensated Employee for a Plan Year shall be reduced by any Excess Deferrals (as defined in Section ) attributable to such Plan Year previously distributed to the Employee. In the event a distribution of Before-Tax Deposits constitutes a distribution of Excess Contributions and a distribution of Excess Deferrals pursuant to Section , the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and Excess Deferrals.

          6.4.4 In determining the amount of income or loss allocable to Excess Contributions which are being distributed, the following rules shall apply:

               6.4.4.1 The income or loss allocable to Excess Contributions for the Plan Year in which the contributions are made is the income for the Plan Year allocable to Before-Tax Deposits and amounts treated as Before-Tax Deposits with respect to the Highly Compensated Employee, multiplied by a fraction, the numerator of which is the amount of Excess Contributions made on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the combined balance of the aggregate of the Participant's Basic Before-Tax Deposit Account and Supplemental Before-Tax Deposit Account as of the end of the Plan Year.

               6.4.4.2 No income or loss shall be allocable to the Excess Contributions for the period between the end of the Plan Year and the date of the distribution.

               For purposes of this Subsection , the income of the Plan shall mean all earnings, gains and losses, computed in accordance with the provisions of Section .

          6.4.5 Notwithstanding anything to the contrary contained herein, in the case of a Highly Compensated Employee who is part of an Aggregated Family Group, as defined in Subsection , the following rules shall apply:

               6.4.5.1 The ADP for the Aggregated Family Group (which shall be treated as a single Highly Compensated Employee) shall be the ADP determined by aggregating the Before-Tax Deposits and Total Compensation of all Family Members, as defined in Subsection , who are Eligible Employees. Otherwise, the Before-Tax Deposits and Total Compensation of all Family Members are disregarded for purposes of determining the ADP for the Highly-Compensated Employees, as a group, and the Non-Highly Compensated Employees as a group.

               6.4.5.2 If the ADP of the Aggregated Family Group as determined under Subsection above exceeds the limitations of Subsection , the ADP shall be reduced as provided in Subsection in order to comply with the limitations of Subsection , and Excess Contributions shall be allocated among all of the Family Members in proportion to each such Family Member's Before-Tax Deposits.
          6.4.6 In addition to or in lieu of the above procedures to conform Before-Tax Deposits to the limitations of Subsection , the Sponsoring Company may, in its sole discretion, cause the Participating Companies to contribute on behalf of any Non-highly Compensated Employee additional contributions (which shall be treated as Supplemental Before-Tax Deposits) to the extent necessary to insure that the limitations of Subsection are met. Such additional contributions shall be immediately fully vested and subject to the distribution restrictions of Section hereof, applicable to Before-Tax Deposits. Such additional contributions shall be treated as Before-Tax Deposits only if the requirements of Treasury Regulation Section 1.401(k)-l(b)(5) (or any successor thereto) are met.

          6.4.7 Notwithstanding anything herein to the contrary, in no event shall the Participating Employer make Before-Tax Deposits in any calendar year on behalf of any Participant if such contribution would cause the Before-Tax Deposits for such Participant for the calendar year to exceed Seven Thousand Dollars ($7,000), or such amount as adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Code Section 415(d). Should any Before-Tax Deposits made to the Plan by the Participating Employer on behalf of a Participant exceed Seven Thousand Dollars ($7,000), as adjusted by the Secretary of the Treasury or his delegate at the same time and in the same manner as under Code Section 415(d) ("Excess Deferrals"), the Administrative Committee may distribute such Excess Deferrals (and income thereon) to such Participant, notwithstanding any Plan provision to the contrary, by the April 15 next following the calendar year in which such Excess Deferral is made. The Administrative Committee is authorized to establish such rules as may be necessary to provide for distribution of Excess Deferrals (and income thereon) caused by an individual's participation in more than one cash or deferred arrangement where the total deferrals exceed the amount referred to above and the individual allocates part of the aggregate Excess Deferral to this Plan as permitted by law.

          In determining the amount of income or loss allocable to Excess Deferrals, the following rules shall apply:

               6.4.7.1 The income or loss allocable to Excess Deferrals for the calendar year in which the deferrals are made is the income or loss for the Plan Year allocable to Before-Tax Deposits for the Participant multiplied by a fraction, the numerator of which is the amount of Excess Deferrals made on behalf of the Participant for the Plan Year and the denominator of which is the aggregate balance of the Participant's Basic Before-Tax Deposit Account and Supplemental Before-Tax Deposit Account as of the end of the Plan Year.

               6.4.7.2 No income or loss shall be allocable to the Excess Deferrals for the period between the end of the Plan Year and the date of the distribution.

               For purposes of this Subsection , the income or loss of the Plan shall mean all earnings, gains and losses computed in accordance with the provisions of Section .

               The amount of Excess Deferrals that may be distributed under this Subsection with respect to a Highly Compensated Employee for a calendar year shall be reduced by any Excess Contributions previously distributed to the Employee during such Plan Year. In the event a distribution of Before-Tax Deposits constitutes a distribution of Excess Contributions pursuant to Subsection and a distribution of Excess Deferrals pursuant to this Subsection , the amounts distributed shall be treated as a simultaneous distribution of both Excess Contributions and Excess Deferrals.

          6.4.8 For purposes of this Section and Section , the following terms shall have the following meanings:

               6.4.8.1 "Actual Deferral Percentage" (or "ADP") shall mean for the Highly Compensated Employees, as a group, and for the Non-Highly Compensated Employees, as a group, the average of the ratios (calculated separately for each Employee in such group) of the Before-Tax Deposits, if any, made on behalf of each such Employee for each Plan Year, to the Employee's Total Compensation, as defined in Subsection , for such Plan Year. ADP for each group, and the ratio of Before-Tax Contributions to Total Compensation for each individual, shall be calculated to the nearest 100th of one percent.

               In calculating ADP, Before-Tax Deposits shall be taken into account for a Plan Year only, if such Before-Tax Deposits: (i) relate to Total Compensation that would have been received by the Employee during such Plan Year (but for the salary reduction election) or is attributable to services performed by the Employee during such Plan Year and would have been received by the Employee within two and one-half (2- 1/2 ) months after the close of such Plan Year (but for the salary reduction agreement); and (ii) are allocated to the Employee during such Plan Year. Before-Tax Deposits are treated as allocated as of a particular date during a Plan Year if allocation of such contribution is not contingent on participation in the Plan or the performance of services after such date and such contribution is paid to the Trust not later than twelve (12) months after the close of such Plan Year.

               In calculating the ADP of a Highly Compensated Employee who participates in more than one plan maintained by an Affiliated Company, all elective deferrals (as defined in Section 401(m)(4) of the Code) of such Employee shall be aggregated for purposes of determining such percentage.

               In calculating ADP, all elective deferrals (as defined in Section 401(m)(4) of the Code) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Subsection , such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.

               6.4.8.2   "Highly   Compensated  Employee"  shall  mean  any
          Eligible Employee who is a highly compensated employee as defined in Code Section 414(q) and the regulations thereunder. Generally, any Eligible Employee is considered a Highly Compensated Employee if such Eligible Employee:

                    6.4.8.2.1 was at any time during the current Plan Year or the prior Plan Year, a "five percent owner" as defined in
               Section 416(i)(1)(B)(i) of the Code, with respect to a Participating Company;

                    6.4.8.2.2 received Limitation Year Compensation from a Participating Company in excess of Seventy-Five Thousand Dollars ($75,000) as adjusted by the Secretary of Treasury pursuant to Section 414(q)(1) of the Code during the prior Plan Year;

                    6.4.8.2.3 received Limitation Year Compensation from a Participating Company in excess of Fifty Thousand Dollars ($50,000) as adjusted by the Secretary of Treasury pursuant to Section 414(q)(1) of the Code, and was in the top-paid group of Employees during the prior Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Limitation Year Compensation paid during the Plan Year. For purposes of determining the number of Employees in the top-paid group, Employees who have not completed six (6) months of service, normally work less than seventeen and one-half (17- 1/2 ) hours per week, normally work during six (6) or less months per year, have not attained the age of twenty-one (21), are nonresident aliens with no earned income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), or are included in a unit of employees covered by a collective bargaining agreement (except to the extent provided in regulations), shall not be included;

                    6.4.8.2.4 is an officer of a Participating Company who received Limitation Year Compensation for a Plan Year in excess of fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for such Plan Year (if no officer of a Participating Company has Limitation Year Compensation in excess of such amount, the officer having the highest Limitation Year Compensation for such Plan Year shall be treated as an officer). For purposes of this Subsection, not more than fifty (50) Employees (or, if less, the greater of three (3) Employees or ten percent (10%) of Employees) shall be treated as officers.

                    6.4.8.2.5 An Eligible Employee who is not described in , or above for the immediately preceding Plan Year shall only be considered a Highly Compensated Employee if he is among the 100 highest paid Employees during the current Plan Year.

               For purposes of this Section and Section : (i) the determination of "Limitation Year Compensation" shall include amounts deferred pursuant to Code Sections 125, 401(k) and 403(b), (ii) Limitation Year Compensation shall include compensation paid by any employer required to be aggregated with a Participating Company under Section 414(b), (c), (m) or (o) of the Code, and (iii) a Former Employee who is an Eligible Employee shall be treated as a Highly Compensated Employee if such Former Employee was a Highly Compensated Employee when he separated from service with the Participating Company or was a Highly Compensated Employee at any time after attaining age fifty-five
          (55). "Former Employee" shall mean a person who has been an Employee, but who ceased to be an Employee for any reason and later returned to employment with the Participating Company.

               6.4.8.3 "Non-Highly Compensated Employee" shall mean each Eligible Employee who is not a Highly Compensated Employee.

               6.4.8.4 "Eligible Employee" shall mean, each Eligible Employee who has completed the service requirements of Section and is eligible to become a Participant and each other Employee who is an Active Participant.

               6.4.8.5 "Total Compensation" shall mean compensation received by an Eligible Employee for the Plan Year in question from an Affiliated Company which is required to be reported as wages for income tax purposes on the Eligible Employee's Form W-2 plus, if elected by the Administrative Committee in accordance with Treasury Regulations, any amount that is not currently includable in the Eligible Employee's gross income by reason of a deferral pursuant to Sections 125 and 401(k) of the Code. In the event an Employee begins, resumes or ceases to be an Eligible Employee during a Plan Year, the amount of the Employee's Total Compensation for only the portion of the Plan Year in which he was an Eligible Employee shall be taken into account for purposes of Sections and . Effective January 1, 1989, Total Compensation shall be limited to Two Hundred Thousand Dollars ($200,000) or such higher amount to which such amount shall be adjusted by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17) of the Code. Effective January 1, 1994, Total Compensation shall be limited to One Hundred Fifty Thousand Dollars ($150,000) or such higher amount to which such amount shall be adjusted by the Secretary of the Treasury or his delegate pursuant to Section 401(a)(17) of the Code.

               6.4.8.6 "Aggregated Family Group" shall mean a family group required to be aggregated under Code Section 414(q)(6) and regulations thereunder and shall include any member of the family, as defined in Code Section 414(q)(6) and regulations thereunder, of either (i) a five percent (5%) owner, or (ii) one of the ten (10) Highly Compensated Employees paid the greatest Limitation Year Compensation for the current Plan Year. Any spouse, lineal ascendant, lineal descendent, spouse of a lineal ascendant, or spouse of a lineal descendent of such a Highly Compensated Employee (a "Family Member") shall be included in the "Aggregated Family Group."

          6.4.9 Notwithstanding anything to the contrary in the Plan, to the extent a Participant's Before-Tax Deposits for a Plan Year are reduced and refunded to him pursuant to Subsection or Subsection , such refunded amounts shall be disregarded in determining the amount of Company Matching Deposits to which a Participant is entitled for the Plan Year.

     6.5 SPECIAL LIMITATION ON COMPANY MATCHING DEPOSITS. This Section is effective July 1, 1988. The limitations described in this Section shall be determined in accordance with the applicable sections of the Code and regulations thereunder. Notwithstanding anything to the contrary in this Section or in Section , the limitations of Section or shall be reduced to the extent required by Treasury Regulation Section 1.401(m)-2 (or any successor thereto).

          6.5.1 Notwithstanding any other provision of this Plan, the "Actual Contribution Percentage" (or "ACP") of Company Matching Deposits made to this Plan for Highly Compensated Employees during any Plan Year shall not exceed the greater of the limitations indicated below:

               6.5.1.1 One hundred twenty-five percent (125%) of the ACP for all Non-Highly Compensated Employees; or

               6.5.1.2 The lesser of (i) the sum of the ACP for all Non-Highly Compensated Employees plus two percent (2%), or (ii) two hundred percent (200%) of the ACP for all Non-Highly Compensated Employees. However, multiple use of the alternative method described in this paragraph and in Code Section 401(m)(9)(A) will be prevented through the pro rata reduction of both the actual deferral percentage and the actual contribution percentage of any Highly Compensated Employee eligible to make Before-Tax Deposits pursuant to Section and who is eligible to make employee contributions or to receive Company Matching Deposits under this Plan. Any reduction under this paragraph will be made in accordance with Sections and hereof and Code Section 401(m) and Treasury Regulation Sections 1.401(m)-1(b) and 1.401(m)-2, the provisions of which are incorporated herein by reference.

          6.5.2 The Administrative Committee shall, to the extent necessary to conform to the limitations of Subsection , reduce prospectively, the percentage rates or dollar amounts of Company Matching Deposits to be made on behalf of Highly Compensated Employees. Such prospective reductions may thereafter be adjusted by the Administrative Committee, upon due notice to the affected Participants, at any time thereafter to increase the elected percentage rates for those Highly Compensated Employees whose rates were previously reduced in accordance with this subsection if the Administrative Committee shall determine that such increase will not cause the limits set forth in this subsection to be exceeded for the Plan Year.

          6.5.3 In the event that following the end of the Plan Year, it is determined by the Administrative Committee that the Company Matching Deposits for Highly Compensated Employees exceed the limitations of Subsection , then the amount in excess of such limitation ("Excess Aggregate Contributions") (and income thereon) shall be distributed to the Highly Compensated Employees who are one hundred percent (100%) vested in such amounts, notwithstanding any Plan provision to the contrary, within the twelve months following the end of the Plan Year in which such Excess Aggregate Contributions occurred. In the case of any Highly Compensated Employee who is not one hundred percent (100%) vested in his Company Matching Deposit Account, such excess amount shall be treated as a forfeiture under Section . The Excess Aggregate Contributions shall first be applied to reduce the percentage rate elected by all those Highly Compensated Employees who have elected the highest percentage rate of Company Matching Deposits, shall then be applied to reduce the percentage rate elected by all those Highly Compensated Employees (including those Employees whose percentage rate was previously reduced) whose elected percentage rate is at the next highest percentage rate of Company Matching Deposits, and shall thereafter continue to be applied to the extent necessary in like manner in descending order on the basis of elected percentage rates until the reductions enable the Company Matching Deposits to conform to the limitations of Subsection . The amount of Excess Aggregate Contributions to be distributed to each affected Highly Compensated Employee is equal to the Company Matching Deposits on behalf of such Employee (prior to reduction of the Excess Aggregate Contributions), less the product of such Employee's ACP (after reduction of the Excess Aggregate Contributions) times such Participant's Total Compensation, rounded to the nearest one cent ($.01).

          6.5.4 In determining the amount of income or loss allocable to Excess Aggregate Contributions which are being distributed, the following rules shall apply:

               6.5.4.1 The income or loss allocable to Excess Aggregate Contributions for the Plan Year in which the contributions are made is the income or loss for the Plan Year allocable to Company Matching Deposits with respect to the Highly Compensated Employee multiplied by a fraction, the numerator of which is the amount of Excess Aggregate Contributions made on behalf of the Highly Compensated Employee for the Plan Year and the denominator of which is the balance of the Company Matching Deposits Account attributable to Company Matching Deposits as of the end of the Plan Year.

               6.5.4.2 No income or loss shall be allocable to the Excess Aggregate Contributions for the period between the end of the Plan Year and the date of the distribution.

     For purposes of this Subsection , the income or loss of the Plan shall mean all earnings, gains and losses computed in accordance with the provisions of Section .

          6.5.5 Notwithstanding anything to the contrary contained herein, in the case of a Highly Compensated Employee who is part of an Aggregated Family Group, the following rules shall apply:

               6.5.5.1 The ACP for the Aggregated Family Group (which shall be treated as a Single Highly Compensated Employee), as defined in Subsection , shall be the ACP determined by aggregating the Company Matching Deposits and Total Compensation of all Family Members, as defined in Subsection , who are Eligible Employees. Otherwise, the Company Matching Deposits and Total Compensation of all Family Members are disregarded for purposes of determining the ACP for the Highly Compensated Employees, as a group and the Non-Highly Compensated Employees, as a group.

               6.5.5.2   If  the  ACP  of  the  Aggregated Family Group  is
          determined under Subsection above and the limitations of Subsection are exceeded, the ACP shall be reduced as provided in Subsection in order to comply with the limitations of Subsection , and Excess Aggregate Contributions shall be allocated among all of the Family Members in proportion to each such Family Member's Company Matching Deposits.

          6.5.6 In addition to or in lieu of the above procedures to conform Company Matching Deposits to the limitations of Subsection , the Sponsoring Company may, in its sole discretion, cause the
     Participating Companies to contribute on behalf of any Non-highly Compensated Employee additional contributions (which shall be treated as Supplemental Before-Tax Deposits) to the extent necessary to insure that the limitations of Subsection are met. Such additional contributions shall be immediately fully vested and subject to the distribution restrictions of Section hereof, applicable to Before-Tax Deposits. Such additional contributions included in the calculations under Subsection only if the requirements of Treasury Regulation
     Section 1.401(m)-l(b)(5) (or any successor thereto) are met. In addition, the Administrative Committee may designate that all or part of the Before-Tax Deposits shall be included in the calculations under Subsection (any such amounts shall not be included in the calculations under Subsection provided such use complies with the requirements of Treasury Regulation Section 1.401(m)-l(b)(2) (or any successor thereto).

          6.5.7 For purposes of this Section , the following terms shall have the following meaning:

               6.5.7.1 "Actual Contribution Percentage" (or "ACP") shall mean for the Highly Compensated Employees, as a group, and for the Non-Highly Compensated Employees, as a group, the average of the ratios (calculated separately for each Employee in such group) of the amount of Company Matching Deposits paid to the Trust for each such Employee for each Plan Year to the Employee's Total Compensation, as defined in Subsection , for such Plan Year.

               In calculating ACP, a Company Matching Deposit shall be taken into account for a Plan Year only if such Contribution: (i) is made on account of the Employee's Before-Tax Deposits for the Plan Year, (ii) is allocated to the Employee during such Plan Year, and (iii) is paid to the Trust not later than the last day of the twelfth (12th) month following the close of such Plan Year.

               In calculating ACP, all employee contributions and employer matching contributions (as defined in Section 401(m)(4) of the Code) of any Highly Compensated Employee who participates in more than one plan maintained by an Affiliated Company shall be aggregated for purposes of determining such percentage.

               In calculating ACP, all employee contributions and employer matching contributions (as defined in Section 401(m)(4) of the
          Code) to any plan required to be aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) shall be treated as if made under the Plan. If the Plan is permissively aggregated with another plan in order to comply with the limitations of Subsection , such aggregated plans must also meet the requirements of Code Sections 401(a)(4) and 410(b) as a single plan.

               6.5.7.2"Highly Compensated Employee," "Eligible Employee," "Non-Highly Compensated Employee," "Total Compensation," "Aggregated Family Group," and "Family Member" shall all have the meanings set forth in Subsection .

     6.6  RIGHT  TO  CHANGE  RATE  OF,  RESUME  OR  DISCONTINUE  BEFORE-TAX
 DEPOSITS.

          6.6.1 An Active Participant may voluntarily suspend his Before-Tax Deposits at any time by delivering to the Administrative Committee written notification of his election to suspend said contributions on the form prescribed for that purpose by the Administrative Committee. Non suspension of Basic Before-Tax Deposits shall be effective unless the Participant has already suspended or is simultaneously suspending his Supplemental Before-Tax Deposits. Any such suspension shall be effective as of the first day of the payroll period next following the date which is seven (7) days after the date the Administrative Committee receives such written notification.

          6.6.2 A Participant may, in accordance with this Section, change the rate of the Before-Tax Deposits made to the Trust on his behalf to another rate permitted under Section , or to resume having made Before-Tax Deposits in any amount permitted under Section , to the Trust on his behalf provided that (i) any such change of rate shall be effective on the first day of the calendar month next following the date written notice of such change is received by the Administrative Committee, and (ii) any such change shall be in whole percentages of the Participant's Compensation. A Participant who desires to change the rate of or to resume such contributions must notify the Administrative Committee thereof in writing on forms specified by the Administrative Committee.

     6.7  WITHDRAWALS FROM PARTICIPANT ACCOUNTS.

          6.7.1 Subject to the provisions of Subsections and , a Participant, upon or after attaining age fifty-nine and one-half (59-
      1/2 ) or upon meeting the conditions of hardship, may withdraw the following amounts (determined as of the Valuation Date coincident with or next following the date a written request for such withdrawal is received by the Administrative Committee) from the following Accounts in the following order: (i) all or any portion of the Participant's previously unwithdrawn Cash Transfers From Another Qualified Plan credited to his Rollover Account or the Rollover subaccount of his Prior Plan Account, (ii) all or any portion of the current value of previously unwithdrawn earnings in the Participant's Rollover Account or the Rollover subaccount of his Prior Plan Account, (iii) all or any portion of the Participant's previously unwithdrawn Supplemental Before-Tax Deposits, and (iv) all or any portion of the Participant's previously unwithdrawn Basic Before-Tax Deposits. No amount shall be withdrawn under a succeeding clause until all amounts which may be withdrawn under a preceding clause have been withdrawn (which withdrawal may be simultaneous with the withdrawal under a succeeding clause). Notwithstanding the foregoing, in no event shall a hardship withdrawal of any amount allocated to a Participant's Accounts pursuant to Subsection or or of any earnings or gains credited to a Participant's Before-Tax Deposits be permitted.

     The  following  provisions  shall  apply   with  respect  to  hardship
     withdrawals:

               6.7.1.1 Application for withdrawal must be made in writing on a form approved by the Administrative Committee, and must set out in detail the circumstances establishing that the proposed withdrawal is for a Permitted Purpose.

               6.7.1.2 The Administrative Committee's determination of whether the application meets the requirements of this section and the Code and regulations thereunder shall be final and conclusive, and in making such determination, the Administrative Committee shall follow uniform and nondiscriminatory rules.

               6.7.1.3 If the Administrative Committee is satisfied that the application meets the requirements of this section and the Code and regulations thereunder, the application shall be granted.

               6.7.1.4   The  expression  "Permitted  Purpose," as used  in
          this Subsection , means a withdrawal which is necessary in light of immediate and heavy financial need of the Participant which is
          (i) due to medical expenses described in Code Section 213 incurred by the Participant, the Participant's spouse or dependents (as defined in Code Section 152) or necessary for such persons to obtain medical care, (ii) for purchase of a principal residence of the Participant, (iii) for payment of tuition for the next twelve (12) months of post-secondary education for the Participant or such Participant's immediate family, (iv) needed to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence, or (v) such other purposes as permitted by the Commissioner of the Internal Revenue Service. Such payment shall not be made unless the Committee determines the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Participating Company or any Affiliated Company, and in no event will such payment exceed the amount required to meet such financial need.

               6.7.1.5 A distribution will not be deemed necessary in light of immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent such need can be satisfied from other resources reasonably available to the Participant, as determined by the Administrative Committee on the basis of all relevant facts and circumstances. In making such determination, the Administrative Committee may rely on a certification by the Participant that the financial need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Participant's (or the Participant's spouse's or minor children's) assets, to the extent such liquidation would not itself cause a hardship, (iii) by ceasing Before-Tax Deposits to the Plan or contributions to other plans, or (iv) by other distributions or loans from the Plan or any other plan, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need.

          6.7.2 If, at any time, a Participant withdraws less than the entire amount which is available for his withdrawal at such time from all Accounts, then such Participant must withdraw a minimum amount equal to Five Hundred Dollars ($500.00).
          6.7.3 Notwithstanding the foregoing provisions of this Section , the Administrative Committee shall, subject to any terms and conditions imposed by the Trustee, establish additional uniform policies and procedures, including procedures regarding the manner in which the amount of any withdrawal shall be obtained from the
     Investment Funds referred to in Section hereof to which such Participant has directed the investment of the amounts credited to his Accounts.

          6.7.4 All withdrawals from a Prior Plan Account shall be subject to the spousal consent requirements of Section .


                                 SECTION 7

                    ALLOCATION TO PARTICIPANTS' ACCOUNTS

     7.1  METHODS OF ALLOCATING DEPOSITS.

          7.1.1 Subject to the limitations of Section hereof and subject to the provisions of Subsection hereof, the Company Matching Deposit of each Participating Company for each calendar month pursuant to Subsection above shall be allocated to the Company Matching Deposit Account of the Participant on whose behalf said Company Matching Deposit was made, as of the last day of such month.

          7.1.2 Subject to the limitations of Section hereof and subject to the provisions of Subsection hereof, any additional Company Matching Deposits for a Plan Year made pursuant to Subsection above shall be allocated as of the last day of such Plan Year to the Company Matching Deposit Account of each Participant who is employed by a Participating Company as of the last day of such Plan Year, in an amount equal to a percentage of his Basic Before-Tax Deposits for the Plan Year, as prescribed by the Board of Directors of the Sponsoring Company.

          7.1.3 Subject to the limitations of Section hereof, each Participant's Basic and Supplemental Before-Tax Deposits for each month shall be allocated to the appropriate Account as of the last day of such month.

     7.2 ALLOCATION TO A PARTICIPANT TRANSFERRED TO A PARTICIPATING COMPANY. If, during a Plan Year, an Active Participant is transferred from one Participating Company to another Participating Company, such Participant's share of the Company Matching Deposits of each Participating Company shall be determined on the basis of the Basic Before-Tax Deposits made on behalf of such Active Participant for the portion of the Plan Year that such Active Participant was employed by such Participating Company.

     7.3 ALLOCATION TO A PARTICIPANT TRANSFERRED TO AN AFFILIATED COMPANY WHICH HAS NOT ADOPTED THE PLAN. Notwithstanding any other provision of the Plan, if a Participant is transferred from a Participating Company to an Affiliated Company which has not adopted the Plan, he shall continue to participate in the Plan as an Inactive Participant who has elected a voluntary suspension of Basic and Supplemental Before-Tax Deposits. If such Participant is subsequently reemployed by a Participating Company, he shall be eligible to elect to have made on his behalf Basic and Supplemental Before-Tax Deposits as of the Entry Date coincident with or next following the Participant's reemployment, provided he complies with the provisions of Section .

     7.4  LIMITATIONS  ON  ANNUAL  ADDITIONS.   This  Section  is effective
 July 1, 1988.

          7.4.1 Notwithstanding any other provision of the Plan, the sum of the Annual Additions to a Participant's Accounts for any Limitation Year shall not exceed the lesser of (i) Thirty Thousand Dollars ($30,000) or, if greater, one-fourth (1/4) of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code as in effect for the Limitation Year, or (ii) twenty-five percent (25%) of such Participant's Limitation Year Compensation for the entire Limitation Year (even though such Participant may not have been a
     Participant for the entire Limitation Year). The term "Annual Additions" to a Participant's Accounts for any Limitation Year shall mean the sum of:

               7.4.1.1 Such Participant's allocable share of the contributions of the Participating Company, including Before-Tax Deposits and Company Matching Deposits, credited to such Participant within such Limitation Year;

               7.4.1.2 Any amount allocated to an "individual medical account," as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by a Participating Company;

               7.4.1.3 Any amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by a Participating Company;

               7.4.1.4 Such Participant's allocable share of forfeitures, if any, credited to such Participant within such Plan Year; and

               7.4.1.5   Any Participant contributions;

          provided, however, that the twenty-five percent (25%) limitation set forth in Subsection (ii) above shall not apply to amounts described in Subsection or above.

     Solely for purposes of this Section , the determination of a Participant's allocable share of Participating Company contributions and forfeitures, if any, for a Limitation Year shall exclude any Participating Company contributions and forfeitures allocated to such Participant for any of the reasons set forth in Sections 1.415-6(b)(2)(ii)-(vi) of the Income Tax Regulations (except as otherwise provided in such Sections).

          7.4.2 In the event that as a result of (i) the allocation of forfeitures, (ii) a reasonable error in estimating a Participant's Limitation Year Compensation, (iii) a reasonable error in determining the amount of Before-Tax Deposits that may be made under this Section, or (iv) other facts and circumstances which the Commissioner of Internal Revenue or his delegate finds justify the availability of the provisions of this Subsection and Subsections and , it is determined that, but for the limitations contained in Subsection , the Annual Additions to a Participant's Accounts for any Limitation Year would be in excess of the limitations contained herein, such Annual Additions shall be reduced to the extent necessary to bring such Annual
     Additions within the limitations contained in Subsection in the following order:

               7.4.2.1   Such    Participant's    Supplemental   Before-Tax
          Deposits for the Plan Year ending within such Limitation Year shall be reduced.

               7.4.2.2 Such Participant's allocable share of Basic Before-Tax Deposits and Company Matching Deposits for the Plan Year ending within such Limitation Year shall be simultaneously reduced on a pro-rata basis.

          7.4.3 If the amount of any Participant's allocable share of forfeitures, if any, or Company Matching Deposits is reduced in accordance with Subsection above, the amount of such reduction shall be maintained in a separate suspense account under the Trust to be used solely to reduce forfeitures or Company Matching Deposits, respectively, for that Participant for the next succeeding Limitation Year (and succeeding Limitation Years, as necessary), if that Participant is employed as of the end of such Limitation Year. If such Participant is no longer employed as of the end of such next succeeding Limitation Year (or succeeding Limitation Years, if applicable), then the amount in the suspense account shall reduce forfeitures or Company Matching Deposits, respectively, for such next succeeding Limitation Year (and succeeding Limitation Years, if applicable) and shall, subject to the provisions of Subsection , be allocated and reallocated in such next succeeding Limitation Year (and succeeding Limitation Years, if applicable), among the remaining Participants in the Plan as if such amount were a forfeiture or Company Matching Deposit, respectively, for the appropriate Limitation Year. Any suspense account established pursuant to this Subsection shall not be adjusted to reflect net income, loss, appreciation or depreciation in the value of the Trust Fund as provided for a Participant's regular Accounts pursuant to Section hereof.

          7.4.4 If the amount of any Participant's Basic or Supplemental Before-Tax Deposits are reduced in accordance with the provisions of
     Subsection above, the amount of such reduction (the "Excess Amounts"), adjusted for earnings or losses in a manner similar to Section above, shall be distributed to such Participant, and shall be disregarded for purposes of Section above.

          7.4.5 In the event of termination of the Plan, the suspense account established pursuant to this Section shall revert to the Participating Company to the extent it may not then be allocated to any Participant's Account.

     7.5 LIMITATIONS ON ANNUAL ADDITIONS FOR PARTICIPATING COMPANIES OR AFFILIATED COMPANIES MAINTAINING OTHER DEFINED CONTRIBUTION PLANS. In the event that any Participant in this Plan is a participant under any other
  Defined Contribution Plan maintained by a Participating Company or an Affiliated Company (whether or not terminated), the total amount of annual additions, as defined in Section 415(c) of the Code and regulations thereunder, to such Participant's accounts from all such Defined Contribution Plans shall not exceed the limitations set forth in
 Subsection  hereof.  If such total  amount  of  annual  additions  to each
  Participant's accounts from all such Defined Contribution Plans does exceed the limitations set forth in Subsection hereof, then the Annual
  Additions to a Participant's Accounts in this Plan shall be reduced, and such reduction shall be accomplished in accordance with the provisions of Section hereof.

     7.6 LIMITATIONS ON BENEFITS AND ANNUAL ADDITIONS FOR PARTICIPATING COMPANIES OR AFFILIATED COMPANIES MAINTAINING DEFINED BENEFIT PLANS. In the event that any Participant in this Plan is a participant under one or more Defined Benefit Plans maintained by a Participating Company or an Affiliated Company (whether or not terminated), then the sum of the
  Defined Benefit Plan Fraction for such Limitation Year and the Defined Contribution Plan Fraction for such Limitation Year shall not exceed one (1.0). If the sum of the Defined Benefit Plan Fraction for any Limitation Year and the Defined Contribution Plan Fraction for such Limitation Year does exceed one (1.0), then the annual additions to a Participant's Accounts under this Plan shall be reduced subsequent to reductions under any Defined Benefit Plan.

     7.7  DEFINITIONS   RELATING  TO  ANNUAL  ADDITION  LIMITATIONS.    For
 purposes of Sections ,   and   hereof  and  this  Section  , the following
 definitions shall apply:

          7.7.1 "Retirement Plan" shall mean (a) any profit sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the Code, (b) any annuity plan or annuity contract described in
     Section 403(a) or 403(b) of the Code, (c) any simplified employee pension plan described in Section 408(k) of the Code and (d) any individual retirement account or individual retirement annuity described in Section 408(a) or 408(b) of the Code.

          7.7.2 "Defined Contribution Plan" shall mean a Retirement Plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's accounts, and any income, expenses, gains or losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

          7.7.3 "Defined Benefit Plan" shall mean any Retirement Plan which does not meet the definition of a Defined Contribution Plan.

          7.7.4 "Defined Benefit Plan Fraction" shall mean a fraction calculated in accordance with Code Section 415(e)(2).

          7.7.5 "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the Defined Contribution Plans (whether or not terminated) maintained by the Participating Companies or any Affiliated Company for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to this and all other Defined Contribution Plans, whether or not terminated, maintained by the Participating Companies or any Affiliated Company), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Participating Companies or any Affiliated Company (regardless of whether a Defined Contribution Plan was maintained by the Participating Companies or any Affiliated Company). The "Maximum Aggregate Amount" in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under
     Section 415(c)(1)(A) of the Code or one hundred forty percent (140%) of the amount which may be taken into account under Section 415(c)(1)(B) of the Code.

          7.7.6 "Limitation Year" shall mean the twelve (12) consecutive month period ending on December 31.

          7.7.7  "Limitation Year Compensation" shall mean the aggregate of
     (i) all wages, salaries and other amounts received for personal services actually rendered in the course of employment with all Participating Companies and Affiliated Companies (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, fringe benefits, expense accounts and bonuses) which are actually paid or made available to a Participant within a Limitation Year; (ii) in the case of a Participant who is an employee within the meaning of Code Section 401(c)(1), the Participant's earned income (as described in Code Section 401(c)(2)); (iii) amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the Participant; (iv) amounts paid or reimbursed for moving expenses incurred by a Participant, but only to the extent that these amounts are not deductible by the Participant under Code Section 217; (v) the value of a non-qualified stock option granted to a Participant but only to the extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted;
     (vi) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b); which are actually paid or made available (or, for Limitation Years beginning prior to December 31, 1991, accrued, if the Company properly so elected) to a Participant within a Limitation Year. Paragraphs (i) and (ii) of this section include foreign earned income (as defined in Code Section 911(b)), whether or not excludable from gross income under Code Section 911. Limitation Year Compensation shall not include the following:

               7.7.7.1 Contributions made by any Participating Company or Affiliated Company to a plan of deferred compensation to the extent that before the application of the Section 415 limitations to the Plan, the contributions are not included in the gross income of the Participant for the taxable year in which contributed, or contributions made by any Participating Company or Affiliated Company under a simplified employee pension plan to the extent the contributions are deductible by the Participant, and any distributions from a plan of deferred compensation;

               7.7.7.2 Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant become freely transferable or is no longer subject to a substantial risk of forfeiture;

               7.7.7.3 Amount realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               7.7.7.4 Other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that premiums are includable in the gross income of the Participant), or contributions made by any Participating Company or Affiliated Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract as described in Section 403(b) of the Code (whether or not the contributions are excludable from the gross income of the Participant).


                                 SECTION 8

                          VALUATION OF TRUST FUND

     The Trustee shall evaluate the Trust Fund (separately itemized with respect to each Investment Fund under Section hereof) at fair market value as of the close of business on each Valuation Date. In making such valuations, except as otherwise provided for herein or in a Trust
  Agreement, the Trustee shall use the modified cash basis method of accounting and shall deduct all charges, expenses and other liabilities, if any, then chargeable against the Trust Fund, in order to give effect to income realized and expenses paid, losses sustained and unrealized gains or losses constituting appreciation or depreciation in the value of Trust investments since the last previous valuation. At the request of the Administrative Committee, as soon as practicable after such valuation, the
  Trustee shall deliver in writing to the Administrative Committee a valuation of the Trust Fund together with a statement of the amount of net income or loss (including appreciation or depreciation in the value of Trust investments) since the last previous valuation.


                                 SECTION 9

                           PARTICIPANTS' ACCOUNTS

     9.1 SEPARATE ACCOUNTS. Subject to the provisions of Section hereof, the Administrative Committee shall maintain for each Participant a separate Company Matching Deposit Account, a separate Basic Before-Tax
 Deposit Account, a separate Supplemental  Before-Tax  Deposit  Account,  a separate Prior Plan Account as necessary, and a separate Rollover Account as necessary. The amount contributed by or on behalf of a Participant or allocated to such Participant shall be credited to the appropriate Account in the manner set forth in Sections and hereof. All payments to a Participant or his Beneficiaries shall be charged against the respective Accounts of such Participant.

     9.2 ACCOUNTS OF PARTICIPANTS TRANSFERRED TO AN AFFILIATED COMPANY. If a Participant is transferred to an Affiliated Company which has not adopted the Plan, the amount in the Trust which is credited to his Accounts shall continue to share in the earnings or losses of the Trust and such Participant's rights and obligations with respect to such Accounts shall be governed by the provisions of the Plan and Trust.

     9.3 ADJUSTMENT OF PARTICIPANT'S ACCOUNTS. Except as otherwise provided herein, the Administrative Committee shall adjust the Accounts of each Participant so that the amount of net income, loss, appreciation or depreciation in the value of the Trust Fund (as appropriately itemized with respect to each Investment Fund under Section hereof) for the period (herein referred to as the "Valuation Period") from the last previous valuation to the date of such valuation shall be credited to or charged against the balance in the Participants' Accounts as adjusted by the transactions occurring with respect to each such Account during such
  Valuation Period. Any Plan earnings or losses attributable to the investment of a Participant's Account under the Plan in a loan to the
 Participant under Section shall be allocated solely to that Participant's Account in accordance with the procedures of Section .

     9.4  ACCOUNT INVESTMENT DIRECTION.

          9.4.1 Notwithstanding any other provision of the Plan or the Trust Agreement with respect to control over and direction of the investment of assets in the Trust Fund, each Participant may, at such time and in such manner as the Administrative Committee shall determine pursuant to a uniform policy established by it, direct that all or any part (subject to such percentage increment limitations as the Administrative Committee shall determine from time to time) of the amounts constituting such Participant's existing Account and his future Basic and Supplemental Before-Tax Deposits and Company Matching Deposit be invested among such investment funds as the Administrative Committee shall offer from time to time ("Investment Funds") for direction by Participants. This Section is intended to meet the requirements of Section 404(c) of ERISA by allowing each Participant to direct the investment of his individual Accounts.

          9.4.2 The Administrative Committee shall from time to time designate the Investment Funds available hereunder, provided that at all times there shall be at least three diversified Investment Funds having materially different risk and reward characteristics in addition to the Arkansas Best Stock Fund. The assets of each such Investment Fund may be invested in shares of a registered investment company, provided that such shares constitute securities described in
     Section 401(b)(1) of ERISA. Moneys in any such Fund in amounts estimated by the Trustee to be needed for cash withdrawals, inter-Fund transfers or other purposes, or in amounts too small to be reasonably invested, may be retained by the Trustee in cash or invested in a manner consistent with such purposes.

          9.4.3 At such times as the Administrative Committee shall permit, and in such manner as the Administrative Committee shall determine, pursuant to uniform policies established by it, each Participant may (i) direct that all, or any part (subject to such percentage increment limitations as the Administrative Committee shall determine from time to time) of the amounts in the Participant's Accounts which are invested on his behalf in any of the Investment Funds, be liquidated and the proceeds thereof reinvested in the other Investment Funds and (ii) redirect the investment of future Before-Tax Deposits and Company Matching Deposits (and future earnings on all such amounts) in accordance with the provisions of Subsection hereof. In the event at any time a Participant does not elect to redirect any Account balances or future contributions as provided for in this Subsection , then such Participant's prior directions shall remain in effect.

          9.4.4 The Trustee shall carry out Participant's directions or redirections permitted by this Section (or in the absence of directions, shall invest as provided in Subsection hereof) as soon as administratively practicable. Notwithstanding the foregoing, in the event a Participant has directed that only part of his interest in any of the Investment Funds be liquidated and reinvested in one or more of the other Investment Funds only the nearest value of whole units will be liquidated and reinvested.

          9.4.5 If a Participant fails or refuses to exercise any of his investment direction rights as provided for in this Section , the Trustee shall invest all amounts (not otherwise directed) in the lowest risk Investment Fund available, as determined by the Administrative Committee.

          9.4.6 The Administrative Committee shall establish and maintain, or cause the appropriate Trustee to establish and maintain procedures and records which will adequately reflect the state of each Investment Fund and the proportionate interest of each Participant in each Investment Fund, including the amount of each Participant's various Accounts allocated to each such Investment Fund.

          9.4.7 Proxy Voting. Shares of stock held in the Arkansas Best Stock Fund shall be voted in accordance with Subsection below. Any shares of a registered investment company allocated to a Participant's Account shall be voted in accordance with directions of the Participant (or Beneficiary or Alternate Payee), with any fractional shares being voted on a combined basis to the extent possible to reflect the directions of voting Participants. The Trustee or a duly appointed Investment Manager shall be responsible for the voting of any other securities within an Investment Fund and the exercise of any tender offer or redemption rights with respect to any such securities.

     9.5  ARKANSAS BEST STOCK FUND.

          9.5.1 The Arkansas Best Stock Fund shall be one of the Investment Funds available for the investment of any portion of a Participant's Account in accordance with Section . The Arkansas Best Stock Fund may be partially invested in cash, cash-equivalents, or short-term investments as needed to meet liquidity requirements, or in amounts that are too small to reasonably invest in Arkansas Best Stock.

          9.5.2 Except as provided in Subsection , all assets of the Arkansas Best Stock Fund shall be invested and reinvested exclusively in Arkansas Best Stock.

          9.5.3 All shares of Arkansas Best Stock in the Arkansas Best Stock Fund shall be voted by the Trustee in such manner as may be directed by the respective Participants, Beneficiaries and Alternate Payees, with fractional shares being voted on a combined basis to the extent possible to reflect the direction of the voting Participants. In the event that there is a tender offer or exchange offer for outstanding shares of Arkansas Best Stock, each Participant, Beneficiary and Alternate Payee shall be permitted to elect whether shares of Company Stock held in his Account should be tendered or exchanged. Rights to tender or exchange with respect to shares allocated to a Participant's Account with respect to which direction has not been received by the Trustee shall not be tendered or exchanged but shall continue to be held by the Trust.

          9.5.4 Subject to the provisions of the Plan and Trust, the Arkansas Best Stock Fund may sell shares of Arkansas Best Stock to any person (including the issuer of such shares), provided that any sale to a party in interest must be made for not less than adequate consideration. No commission shall be paid with respect to sales or purchases of Arkansas Best Stock from parties-in-interest. The sale price for each such share of Arkansas Best Stock sold to a party-in-interest shall not be less than the price of Arkansas Best Stock, prevailing at the time of sale, on a national securities exchange which is registered under section 6 of the Securities Exchange Act of 1934, or, if Arkansas Best Stock is not, at the time of such purchase, traded on such national securities exchange, shall be not more than the offering price for the Arkansas Best Stock as established by the current bid and asked prices quoted by persons independent of the Sponsoring Company and of any party-in-interest. In the event that either (i) the sale price per share from the Sponsoring Company as determined pursuant to the foregoing is less than the then par value of such Arkansas Best Stock, or (ii) Trustee is of the opinion that the sale of such shares directly to the Sponsoring Company or a party-in-interest might involve a possible violation of any federal or state securities law, or any rule or regulation thereunder, Trustee shall not sell such shares directly to the Sponsoring Company, but shall sell such shares in the open market in exchange transactions or in any other lawful manner.

          9.5.5 SECURITIES LAW RESTRICTION. Notwithstanding anything to the contrary contained in the Plan, the Administrative Committee may, in its sole discretion, restrict any Plan transactions involving Arkansas Best Stock to insure that the operation of the Plan complies with Rule 16(b)(3), promulgated under the Securities Exchange Act of 1934, as amended.


                                 SECTION 10

                             COMMON TRUST FUND

     Except as otherwise provided in accordance with procedures adopted under Subsection hereof, the fact that for administrative purposes the
  Administrative Committee maintains separate accounts for each Participant shall not be deemed to segregate for such Participant, or to give such Participant any direct interest in any specific assets in the Trust Fund held by the Trustee. Except as provided herein, all such assets may be held and administered by the Trustee as a commingled fund, subject to the provisions of Section hereof.


                                 SECTION 11

                        DESIGNATION OF BENEFICIARIES

     11.1  PARTICIPANT'S DESIGNATION.

          11.1.1 Subject to the provisions of Sections , and hereof and of Subsection below, each Participant may designate a Beneficiary or Beneficiaries, and contingent Beneficiary or Beneficiaries, if desired, including the executor or administrator of his estate, to receive his interest in the Trust Fund in the event of his death, but the designation of a Beneficiary shall not be effective for any purpose unless and until it has been filed with the Administrative Committee on the form provided therefor. If the Participant has a surviving spouse and the deceased Participant failed to name a Beneficiary in the manner herein prescribed, or the Beneficiary or Beneficiaries so named predecease the Participant, the amount, if any, which is payable hereunder with respect to such deceased Participant shall be paid to the surviving spouse. If the Participant does not have a surviving spouse and the deceased Participant failed to name a Beneficiary in the manner herein prescribed, or the Beneficiary or Beneficiaries so named predecease the Participant, the amount, if any, which is payable hereunder in respect of such deceased Participant may be paid, in the discretion of the Administrative Committee, either to
     (a) all or any one (1) or more of the persons comprising the group consisting of such Participant's descendants, parents, or heirs at law, and the Administrative Committee may pay the entire benefit to any member of such group or apportion such benefit among any two (2) or more of them in such shares as the Administrative Committee, in its sole discretion, shall determine, or (b) the executor or administrator of the estate of such deceased Participant, provided that in any of such cases payment shall be made in the form of an immediate lump sum as provided in Subsection . If the Administrative Committee does not so direct any of such payments, the Administrative Committee may elect to have a court of applicable jurisdiction determine to whom a payment or payments should be made. Any payment made to any person pursuant to the power and discretion conferred upon the Administrative Committee by the preceding sentence shall operate as a complete discharge of all obligations under the Plan in respect of such deceased Participant and shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

          11.1.2 Subject to the provisions of Subsection below, a Participant may from time to time change any Beneficiary designated by him without notice to such Beneficiary, under such rules and regulations as the Administrative Committee may from time to time promulgate, but the last Beneficiary designation filed with the Administrative Committee shall control.

     11.2 QUALIFIED CONSENT. Except as provided in Section , with respect to a Participant who on the date of such Participant's death, is survived by and has been married to the same spouse continuously for a period of at least one (1) year, such Participant's Accounts shall, on his death, be paid to such surviving spouse to whom he was married at the date of his death unless the surviving spouse has made a Qualified Consent to the payment of any or all of said Accounts to a designated Beneficiary other than the surviving spouse. "Qualified Consent" means an irrevocable written consent executed by the Participant's spouse which acknowledges the effect of the consent and is witnessed by a Plan representative or a notary public. A Participant may, after obtaining a Qualified Consent, change his Beneficiary designation as permitted by Subsection above, but any such change is subject to the requirements of this Section and will require another Qualified Consent should such a spouse, if surviving, not be the sole Beneficiary of all amounts in said Account, unless a Qualified Consent previously executed by such spouse expressly authorizes changes in the Beneficiary without further consent of the spouse. A Qualified Consent is effective only with respect to the spouse who executes it. If the Plan Administrator is satisfied that there is no spouse, or that the spouse cannot reasonably be located, or in such other circumstances as permitted by governmental regulations, no Qualified Consent shall be required as a condition to payment to a Beneficiary who is not the surviving spouse.

     11.3  PRIOR PLAN ACCOUNT DEATH BENEFITS.

          11.3.1 GENERAL. Notwithstanding Section , where a Participant has an amount allocated to his or her Prior Plan Account, then upon the Participant's death the unpaid portion of the Prior Plan Account (hereinafter, in this Section only, the "PPA Death Benefit") shall be composed of a Spousal Benefit (if any) and a Beneficiary Benefit. For these purposes, a "Spousal Benefit" is fifty percent (50%) of the Participant's Prior Plan Account at the time of reference, and a "Beneficiary Benefit" is the remaining fifty percent (50%) of the Participant's Prior Plan Account at the time of reference; provided, however, that if the Participant does not have a surviving spouse on the date of his death, then the Spousal Benefit is zero, and his Beneficiary Benefit shall be one hundred percent (100%) of his Prior Plan Account at the time of reference.

          11.3.2 NO PPA QUALIFIED BENEFICIARY DESIGNATION FORM FILED. If a Participant dies without having executed and delivered to the Administrator a PPA Qualified Beneficiary Designation Form, then all of his or her PPA Death Benefits shall be paid to his or her surviving spouse or, in the absence of a surviving spouse, then to his or her lawful descendants then living, per stirpes and not per capita, or if none, then to his or her estate.

          11.3.3 PPA QUALIFIED BENEFICIARY DESIGNATION FORM, WITH SPOUSAL CONSENT, FILED. If the Participant either attains age 35, or separates before the age of 35 and, in either case, thereafter executes and delivers to the Administrator a PPA Qualified Beneficiary Designation Form (i) that contains a Qualified Spousal Consent, or
     (ii) the Participant dies without a surviving spouse, then all of the Participant's Death Benefits shall be paid to his designated Beneficiary.

          11.3.4 PPA QUALIFIED BENEFICIARY DESIGNATION FORM, NO SPOUSAL CONSENT, FILED. If (1) the Participant delivers to the Administrator a PPA Qualified Beneficiary Designation Form, and then dies, prior to the attainment of age 35 while still an Employee, or (2) the
     Participant: (i) attains the age of 35, or (ii) separates before the age of 35, and in either case thereafter executes and delivers to the Administrator a PPA Qualified Beneficiary Designation Form which does not include a Spousal Consent, and if such Participant has a surviving spouse at the date of his death, then his Beneficiary Benefit shall be paid to his designated Beneficiary, and his Spousal Benefit shall be paid to his surviving spouse.

          11.3.5 FORM OF PAYMENT. A Participant's Beneficiary Benefit shall be paid in a lump sum cash payment, as soon as reasonably possible following the date of the Participant's death, but in no event to exceed five (5) years from the date of his death. A Participant's Spousal Benefit either: (i) shall be used to purchase a lifetime annuity from an insurance company, under which annuity payment shall commence not later than the date on which the Participant would have attained the age of 70 1/2 if the Participant had survived, and which shall be distributed to his surviving spouse, or (ii) at the written request of such surviving spouse, shall be paid in a lump sum cash payment.

          11.3.6 The Administrator shall provide a written explanation of his right to file, and revoke, a PPA Qualified Beneficiary Designation Form to each Participant: (i) if he enters the Plan prior to age 32, then within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, (ii) if the Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, no later than the close of the Second Plan Year following the entry of the Participant into the Plan, and (iii) if the Participant terminates employment before age 32, and if no distribution from his Prior Plan Account is made prior to the first anniversary of his Termination of Employment, no later than the first anniversary of his Termination of Employment.

          11.3.7    DEFINITIONS.  For purposes of this :

               11.3.7.1 "PPA Qualified Beneficiary Designation Form" shall mean a beneficiary designation which is on a form provided by the Plan Administrator for that purpose, which has been properly filled out, signed by the Participant, notarized where required by law, and which has actually been received by the Plan Administrator prior to the date of the Participant's death, provided further, and without limiting the generality of the foregoing, that such form need not have a Qualified Spousal Consent.

               11.3.7.2 "Qualified Spousal Consent" shall mean the consent of a surviving spouse, as evidenced by the proper execution by the surviving spouse of a PPA Qualified Beneficiary Designation Form, to the Participant's designation of a beneficiary other than such surviving spouse to receive all or any portion of the Spousal Benefit. Such consent must acknowledge the spouse's understanding of the effect of such consent and must be notarized by a Notary Public or witnessed by the Plan Administrator. Even if the surviving spouse shall not execute the PPA Qualified Beneficiary Designation Form, the surviving spouse shall be deemed to have properly executed the Qualified Beneficiary Designation Form if the Plan Administrator determines that actual execution is not required by law or if the Participant establishes to the satisfaction of the Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of other reasons permitted under applicable Regulations.

          11.3.8 The provisions of Subsections through shall not apply to the extent they conflict with a Qualified Domestic Relations Order.


                                 SECTION 12

                            DISABILITY BENEFITS

     12.1 DISABILITY RETIREMENT BENEFITS. A Participant retires by reason of Total and Permanent Disability while in a Participating
 Company's or an Affiliated Company's employ or on  Leave  of  Absence, his
  Company Matching Deposit Account shall fully vest and, subject to the provisions of Section hereof, he shall be entitled to receive benefits equal to the total amount in all of his Accounts under the Plan, as determined in accordance with the provisions of Section hereof. Such benefits shall be paid as provided in Subsection and Section hereof.

     12.2 DETERMINATION OF DISABILITY. The Administrative Committee shall determine whether a Participant has suffered Total and Permanent Disability and its determination in that respect is binding upon the
 Participant, provided that the Administrative Committee shall rely upon professional medical advice in making such determination. In making its determination, the Administrative Committee may require the Participant to submit to medical examinations by doctors selected by the Administrative
  Committee. The provisions of this Section shall be uniformly and consistently applied to all Participants.


                                 SECTION 13

                       RETIREMENT AND DEATH BENEFITS

     13.1 RETIREMENT BENEFITS. A Participant's Company Matching Deposit Account shall fully vest and be nonforfeitable on his Retirement Date, provided such Participant  is  employed  by  a Participating Company or an
  Affiliated Company on such date. A Participant who continues in the Participating Company's employ after his Retirement Date shall continue to be a Participant in the Plan until his actual retirement. Subject to the provisions of Section hereof, any Participant who retires under this Section shall be entitled to receive benefits equal to the total amounts in all of his Accounts under the Plan as determined in accordance with the provisions of Section hereof. Such benefit shall be paid as provided in Subsection and Section hereof.

     13.2 DEATH BENEFITS. Upon the death of a Participant while in the employ of a Participating Company, an Affiliated Company or on Leave of
  Absence, his Company Matching Deposit Account shall fully vest and, subject to the provisions of Sections and hereof, the following person or persons shall be entitled to receive benefits equal to the total amounts in the deceased Participant's Accounts under the Plan as determined in accordance with the provisions of Subsection and Section hereof:

          13.2.1    In the case  of  a Participant who is married as of the
     date  of  his  death, except as provided  in  Subsection   below,  his
     surviving spouse.

          13.2.2 In the case of a Participant who is married on the date of his death but who has designated a Beneficiary other than his surviving spouse pursuant to Section hereof and (i) whose surviving spouse has executed a Qualified Consent as provided for in Section hereof or (ii) who has not been married to the same spouse continuously for at least one (1) year as of the date of his death, his designated Beneficiary pursuant to Section hereof.

          13.2.3 In the case of a Participant who is not married on the date of his death, his designated Beneficiary pursuant to Section hereof.
  Upon the death of a Participant who is no longer employed by a Participating Company or an Affiliated Company prior to the receipt by such Participant of all amounts to which such Participant is entitled under the provisions of the Plan, the person or persons entitled to receive death benefits as hereinabove provided shall be entitled to receive the balance of any amounts owing to such deceased Participant, as determined and to be paid in accordance with the provisions of Subsection and Section hereof.


                                 SECTION 14

                      EMPLOYMENT TERMINATION BENEFITS

     14.1 VESTING UPON TERMINATION OF EMPLOYMENT. Subject to the provisions of Sections and hereof, in the event of the Termination of
 Employment of a Participant, such Participant shall be entitled to receive
 (i) one hundred percent (100%) of the amounts in all of his Accounts other than his Company Matching Deposit Account and the Company Matching Deposit subaccount of his Prior Plan Account, and (ii) the following percentage of the amount in his Company Matching Deposit Account and the Company
  Matching Deposit subaccount of his Prior Plan Account, based upon such Participant's number of Vesting Years of Service prior to such Termination of Employment:

          Number of Vesting
          YEARS OF SERVICE    VESTED PERCENTAGE

          Less than 5 years   None
          5 years or more     100%

     Such benefits shall be paid as provided in Section  hereof.

     14.2 DETERMINATION OF VESTING YEARS OF SERVICE. All Vesting Years of Service (whether or not continuous) shall be taken into account, except Vesting Years of Service not taken into account in accordance with Section hereof.

     14.3 PERIODS OF SEVERANCE. Subject to the provisions of Section hereof, Vesting Years of Service shall be disregarded as follows:

          14.3.1    [Reserved].

          14.3.2 In the case of any Participant who suffers a Termination of Employment and who has no vested amount in his Basic or Supplemental Before-Tax Deposit Accounts, or his Prior Plan Company Matching Deposits subaccount, his Company Matching Deposit Account in accordance with the provisions of Section hereof, Vesting Years of Service before any period of One-Year Periods of Severance shall not be taken into account if such Participant's latest Period of Severance equals or exceeds the greater of (i) five (5) consecutive One-Year Periods of Severance, or (ii) his aggregate Periods of Service before the commencement of such latest Period of Severance. Such aggregate Periods of Service before the commencement of such latest Period of Severance shall be deemed not to include any Period of Service not required to be taken into account under this Section by reason of any prior Period of Severance. Such aggregate Periods of Service shall be deemed not to include any Vesting Year of Service which precedes a One-Year Period of Severance if as of or prior to December 31, 1984, the duration of the consecutive One-Year Periods of Severance measured in years equals or exceeds the Participant's Vesting Years of Service prior to the One-Year Periods of Severance.

          14.3.3 In the case of any Participant who has five (5) consecutive One-Year Periods of Severance, Vesting Years of Service after such five (5) year period shall not be taken into account for purposes of determining the vested amount in his Company Matching Deposit Account or his Prior Plan Company Matching Deposits subaccount which accrued prior to such five (5) year period.

     14.4  FORFEITURE OF NON-VESTED AMOUNT.

          14.4.1 In the case of any Participant who has suffered a Termination of Employment and who has received a distribution of the vested amount in his Company Matching Deposit Account and his Basic and Supplemental Before-Tax Deposit Accounts and his Prior Plan Account, if any (the "Vested Amount"), on or prior to the last day of the second (2nd) Plan Year following the Plan Year in which such Termination of Employment occurs, the excess, if any, of the amount in his Company Matching Deposit Account over the vested amount in such Account (the "Non-Vested Amount") shall be forfeited upon such Termination of Employment.

          14.4.2 In the case of any Participant who has suffered a Termination of Employment and who has no Vested Amount at the time of such Termination of Employment, the amount in his Company Matching Deposit Account and the Company Matching Deposits subaccount of his Prior Plan Account shall be forfeited as of the last day of the second
     (2nd) Plan Year following the Plan Year during which such Participant suffers such Termination of Employment.

          14.4.3 In the case of any Participant who has suffered a Termination of Employment and who has not received a distribution of the Vested Amount on or prior to the last day of the second (2nd) Plan Year following the Plan Year in which such Termination of Employment occurs, the Non-Vested Amount shall be forfeited as of the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance.




          14.4.4 Subject to the provisions of Subsection hereof, forfeited, Non-Vested Amounts shall first reduce the Company Matching Deposits of each Participating Company under Subsection , then at the sole discretion of the Administrative Committee, they may be used to reduce reasonable costs, charges and expenses incurred in the administration of the Plan (as described in Section 5.13 hereof) which were incurred during the Plan Year of reference. If the amount forfeited with respect to a Plan Year exceeds the amounts described in the prior sentence, the excess shall be treated as an increase in the specified percentage determined in accordance with Subsection for the Plan Year.

     14.5  RESTORATION OF FORFEITED NON-VESTED AMOUNT.

          14.5.1 In the event a Participant: (i) who has received a distribution of the vested amount in his Company Matching Deposit Account or his Prior Plan Company Matching Deposit subaccount in accordance with Section hereof, or (ii) who has no vested amount in his Company Matching Deposit Account or his Prior Plan Company Matching Deposit subaccount at the time of his Termination of Employment as described in Subsection hereof returns to employment with a Participating Company as an Employee prior to the date on which such Participant has incurred five (5) consecutive One-Year Periods of Severance, the amount in such Participant's Company Matching Deposit Account and his Prior Plan Company Matching Deposit subaccount which was forfeited pursuant to Section hereof (without adjustment for any gains or losses in the Trust Fund subsequent to such forfeiture) shall be restored to such Participant's Company Matching Deposit Account and his Prior Plan Company Matching Deposit subaccount; provided, however, that if a Participant received a distribution of the vested amount of his Company Matching Deposit Account and his Prior Plan Company
     Matching Deposit subaccount and is reemployed by a Participating Company as an Employee more than one year after his Termination of Employment, such restoration shall not occur unless and until: (i) such Participant repays to the Plan the full amount of his Company Matching Deposit Account and his Prior Plan Company Matching Deposit subaccount previously distributed to him, and (ii) such Participant's repayment is made before the earlier of the end of (I) the five (5) year period beginning with the Participant's date of reemployment or
     (II) a period of five (5) consecutive One-Year Periods of Severance commencing after the date on which such Participant received such distribution. Upon the restoration of a Participant's Company Matching Deposit Account and his Prior Plan Company Matching Deposit subaccount as provided for hereinabove, the vested amount in such Participant's Company Matching Deposit Account and his Prior Plan Company Matching Deposit subaccount (whether attributable to amounts restored, amounts, if any, repaid by the Participant or additional amounts added to such Account after such reemployment) shall thereafter be determined in accordance with the provisions of this Section without regard to such Participant's original Termination of Employment.

          14.5.2 The restoration of a Participant's Non-Vested Amount in his Company Matching Deposit Account and his Prior Plan Company
     Matching Deposit subaccount as provided for in Subsection above, shall be made from the Non-Vested Amounts forfeited pursuant to Section hereof during the Plan Year of such restoration before any use of such forfeitures as provided in Subsection hereof. In the event there are not sufficient forfeitures to restore the entire amount owing to Participants under Subsection above, the additional amount necessary for restoration shall be contributed by the Participating Company employing such Participant as a special contribution to be allocated to the Company Matching Deposit Account or Prior Plan Account of the affected Participant.


                                 SECTION 15

                            PAYMENT OF BENEFITS

     15.1 AMOUNT OF PAYMENT. Upon a Participant's retirement, Total and Permanent Disability, death or Termination of Employment, he or his
 Beneficiary shall be entitled to an amount computed in accordance with the provisions of Sections , or , as applicable.

     15.2  METHOD OF AND TIME FOR DISTRIBUTION OF BENEFITS.

          15.2.1 Subject to Section , upon a Participant's Termination of Employment, retirement, Total and Permanent Disability or death, the Participant or, if applicable, the Beneficiary, may elect distribution in the form of a lump sum payment of the vested amounts in the Participant's Accounts valued as of the most recent available Valuation Date preceding the date of distribution, paid as soon as administratively practicable following the Participant's request for distribution. For Prior Plan Accounts only, the Participant or Beneficiary may elect distribution in the form of substantially equal annual, quarterly or monthly installments payable over a ten (10) year period.

          15.2.2 Notwithstanding any other provision of this Section to the contrary, if the vested amounts in the Participant's Accounts (other than his Rollover Account) do not exceed Three Thousand Five Hundred Dollars ($3,500), distribution shall be made as provided in Subsection , as if the Participant had requested distribution within sixty (60) days after the date the Participant terminated employment.

          15.2.3 Subject to the provisions of this Section , if a Participant or his Beneficiary is entitled to a distribution pursuant to Section , or hereof, such amounts shall be distributed not later than the sixtieth (60th) day after the close of the Plan Year in which occurs the latest of:

               15.2.3.1 The date on which the Participant attains or would have attained sixty-five (65) years of age;

               15.2.3.2 The tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or
               15.2.3.3 The Participant's termination of employment or death.

          15.2.4 Notwithstanding any other provision of this Section to the contrary, no distribution shall be made before the earlier of the Participant's Retirement Date or death without the Participant's written consent to the commencement of such distribution obtained not more than ninety (90) days prior to such commencement of distribution, if the combined vested value of such Participant's Company Matching Deposit Account, and Basic and Supplemental Before-Tax Deposit Accounts as of such date exceeds Three Thousand Five Hundred Dollars ($3,500).

          15.2.5 Explanation to Participants: no less than 30 days and no more than 90 days prior to commencement of distribution, the Participant must be furnished with a general description of the material features, and an explanation of the relative values of any optional forms of distribution available to him under this Section, and, if applicable, of his right to defer distribution.

          A distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               15.2.5.1 the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               15.2.5.2  the   Participant,  after  receiving  the  notice,
          affirmatively elects a distribution.

          15.2.6 If, upon the date that payments are to commence under this Section , the amount of such payment cannot be ascertained, a payment retroactive to such date may be made no later than sixty (60) days after the end of the Plan Year during which such date occurs.

     15.3 LIMITATIONS ON TIMING. Notwithstanding any other provision of the Plan to the contrary, distributions must occur at least as rapidly as required under this Section .

          15.3.1 A Participant's entire interest in the Plan shall be distributed to him no later than the Required Beginning Date. "Required Beginning Date" shall mean April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70- 1/2 ).

          15.3.2 In the event of the death of a Participant prior to distribution of his benefits under the Plan, distribution of such benefits to a Beneficiary shall be made within five (5) years after the death of such Participant.

     15.4 PAYMENTS ON PERSONAL RECEIPT EXCEPT IN CASE OF LEGAL DISABILITY. All payments to any Participant or his Beneficiary, from the Trust Fund, shall be made to the recipient entitled thereto in person or upon his personal receipt, in a form satisfactory to the Administrative Committee, except when the recipient entitled thereto shall be under a legal disability, or, in the sole judgment of the Administrative Committee, shall otherwise be unable to apply such payments in furtherance of his own interests and advantage. The Administrative Committee may, in such event, in its sole discretion, direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to such person; (ii) to the guardian of his person or of his estate, appointed by any court of competent jurisdiction; (iii) to his spouse or to any other person, to be expended for his benefit; (iv) to a custodian under any applicable Uniform Gifts to Minors Act; or (v) by the Administrative Committee itself directing the expenditure of any payments so made. The decision of the Administrative Committee, in each case, will be final, binding and conclusive upon all persons ever interested hereunder, and, except in the case of (v) above, the Administrative Committee shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Administrative Committee shall operate as a complete discharge of all obligations of the Trustee and the Administrative Committee, to the extent of the amounts so paid.

     15.5 BENEFITS PAYABLE IN CASH. All disbursements from the Trust Fund shall be made in cash, and no Participant may elect to receive an in kind distribution.

     15.6 DISTRIBUTION ACCOUNTS. If the payment of a Participant's Accounts is to be deferred pursuant to Section hereof, the balance in the
  Participant's Accounts shall remain invested in accordance with the Participant's previous directions under Section or in accordance with
 Section , whichever is applicable, and such Participant may continue to direct the investment of his Accounts in the manner and to the extent permitted in Section as if the Participant were still employed by the Participating Company or an Affiliated Company.

     15.7 METHOD OF DISTRIBUTION FOR PRIOR PLAN ACCOUNTS. Notwithstanding Section , the distribution of a Participant's Prior Plan Account
 (hereafter, in this Section only, the "PPA Distribution") shall be made in accordance with the provisions of this Section .

          15.7.1 If the Participant's PPA Distribution is $3,500 or less, or if the Participant shall file a timely Qualified Waiver, then the distribution of the Participant's PPA Distribution shall be made in a lump sum in cash as provided in Subsection above.

          15.7.2 Unless a Participant's PPA Distribution is distributed in a lump sum cash payment pursuant to Subsection above, his or her PPA Distribution will be used to purchase from an insurance company a Qualified Joint and Survivor Annuity, which Annuity will be distributed to the Participant in lieu of a lump sum cash payment or installments, at the same time as the distribution under Section .

     For purposes of this Section , the following definitions shall apply:
               15.7.2.1 A "Qualified Waiver" shall mean a Participant's written waiver of his right to receive the PPA Distribution in the form of a Qualified Joint and Survivor Annuity. To be effective, the written waiver must be received by the
          Administrator within ninety (90) days prior to the scheduled purchase of a Qualified Joint & Survivor Annuity, and must be consented to in writing by the Participant's spouse ("Spousal Consent"), and the Spousal Consent must be witnessed by a Notary Public or by the Administrator. Notwithstanding the Spousal Consent requirement, if the Participant establishes to the satisfaction of the Administrator that such written Spousal Consent may not be obtained because there is no spouse or because the spouse cannot be located, or for any other reason authorized by applicable Regulations, the Participant's written waiver will be deemed to contain the required Spousal Consent. Any Spousal Consent will be valid only with respect to the spouse who gives it, or in the event of a deemed Spousal Consent, the designated spouse. Additionally, a revocation of a previously filed Qualified Waiver may be made by a Participant without Spousal Consent at any time prior to the distribution of the Participant's PPA Distribution.

               15.7.2.2 A "Qualified Joint and Survivor Annuity" shall mean an annuity which provides a monthly payment for the lifetime of the Participant and, if the Participant has a spouse on the date payments commence, further provides, upon the Participant's death, a monthly payment for the lifetime of such surviving spouse which is fifty percent (50%) of the amount of the monthly payment made during the joint lives of the Participant and such surviving spouse.

          15.7.3 With regard to the Qualified Waiver, the Plan Administrator shall provide the Participant within a reasonable period of time before date on which the Qualified Joint and Survivor Annuity otherwise would be purchased, a written explanation of:

                 (i) The terms and conditions of Qualified Joint and Survivor Annuity, and

               (ii) The Participant's right to file the Qualified Waiver, and

               (iii) The right of the Participant's spouse, if any, to consent to the filing of a Qualified Waiver, and

               (iv) The right of the Participant to revoke such Qualified Waiver, and the effect of such a revocation, as well as the right to subsequently file another Qualified Waiver.

     15.8 DISTRIBUTION LIMITATIONS APPLICABLE TO BEFORE-TAX DEPOSITS. Notwithstanding any provisions to the contrary herein, no distribution shall be made of any Before-Tax Deposits or the earnings thereon prior to the earliest of:

          15.8.1 Separation from service, death, or disability (all as defined in Code Section 401(k) and the regulations thereunder).

          15.8.2 Termination of the Plan without establishment of or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), as provided in Treasury Regulations.

          15.8.3 The disposition by a Participating Company of substantially all of the assets used by such Participating Company in a trade or business of such Participating Company, as provided in Treasury Regulations.

          15.8.4 The disposition by a Participating Company of its interest in a subsidiary, as provided in Treasury Regulations.

          15.8.5 The attainment of age fifty-nine and one-half (59 1/2 ) as provided in Section above or the Required Beginning Date, as provided in Section  above.

          15.8.6    Financial  hardship  pursuant   to  the  provisions  of
     Section  above.

     15.9 BENEFITS PAYABLE PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding any other provision of the Plan to the contrary, immediate distribution of benefits payable to an Alternate Payee pursuant to a Qualified Domestic Relations Order shall be permitted even though the Participant whose benefits have been assigned to the Alternate Payee would not be entitled to receive a distribution at such time, if all of the following requirements are met: (i) the Participant's Account is one hundred percent (100%) vested and nonforfeitable at such time pursuant to
  Section hereof, (ii) the entire amount payable to the Alternate Payee does not exceed Three Thousand Five Hundred Dollars ($3,500), or the
  Alternate Payee has requested immediate distribution in writing, (iii) allocation pursuant to Section hereof of all amounts required to be paid to the Alternate Payee has been completed, and (iv) the Qualified Domestic Relations Order requires or permits immediate distribution.

     In the event an Alternate Payee dies prior to distribution of the amounts payable to the Alternate Payee pursuant to the Qualified Domestic Relations Order, the amount payable shall be distributed as provided in the Qualified Domestic Relations Order. If the Qualified Domestic Relations Order does not specify how such amounts are to be distributed in the event of the Alternate Payee's death, the Administrative Committee shall cause such amounts to be distributed in accordance with applicable law; without limitation, the Administrative Committee may ascertain the requirements of applicable law by filing an interpleader or declaratory judgment action in a court of competent jurisdiction.

     15.10 DIRECT ROLLOVERS. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Such procedures may limit direct rollovers to eligible rollover distributions of at least $200 (or those reasonably expected to total at least $200 when aggregated with other distributions during the Plan Year from this Plan). The procedures prescribed by the Administrative Committee may include a deadline for making such an election and may require the distributee to furnish adequate information regarding the transferee plan. Such procedures may also require  the  direct  rollover  of  at least $500 as a condition of permitting direct rollover of less than the total distribution and may limit Participants to a single direct rollover.

          15.10.1   DEFINITIONS.

               15.10.1.1 ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               15.10.1.2 ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
          Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code that is a defined contribution plan that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               15.10.1.3 DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse of former spouse.

               15.10.1.4 DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                 SECTION 16

                          BENEFIT CLAIMS PROCEDURE

     16.1 CLAIMS FOR BENEFITS. Any claim for benefits under the Plan shall be made in writing to the Administrative Committee. If such claim for benefits is wholly or partially denied, the Administrative Committee shall, within ninety (90) days after receipt of the claim, notify the Participant or Beneficiary of the denial of the claim. Such notice of denial (i) shall be in writing, (ii) shall be written in a manner calculated to be understood by the Participant or Beneficiary, and (iii)
  shall contain (a) the specific reason or reasons for denial of the claim,
 (b) a specific reference to the pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary and (d) an explanation of the claim review procedure, in accordance with the provisions of this Section .

     16.2 REQUEST FOR REVIEW OF DENIAL. Within sixty (60) days after the receipt by the Participant or Beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, if the Participant or Beneficiary does not agree with the denial of the claim, such Participant or Beneficiary or his authorized representative shall file a written request with the
 Administrative Committee that it conduct a full  and  fair  review  of the denial of the claim for benefits. In connection with any request for a review of the denial of a claim for benefits, the Participant or
  Beneficiary, or his authorized representative, may review pertinent documents relating thereto and may submit issues and comments in writing to the Administrative Committee.

     16.3 DECISION ON REVIEW OF DENIAL. The Administrative Committee shall deliver to the Participant or Beneficiary a written decision on the claim within sixty (60) days after the receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall be extended to one hundred twenty (120) days. Written notice of any such extension shall be furnished to the Participant or Beneficiary prior to the commencement of such extension. A decision on a review of a denial of a claim for benefits shall (i) be written in a manner calculated to be understood by the Participant or Beneficiary, (ii) include the specific reason or reasons for the decision, and (iii) contain a specific reference to the pertinent Plan provisions upon which the decision is based.


                                 SECTION 17

                          MISCELLANEOUS PROVISIONS
                          RESPECTING PARTICIPANTS

     17.1  PARTICIPANTS TO FURNISH REQUIRED INFORMATION.

          17.1.1 Each Participant shall furnish to the Administrative Committee such information as the Administrative Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments hereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Administrative Committee may reasonably request.

          17.1.2 Each Participant shall submit proof of such Participant's age to the Administrative Committee. The Administrative Committee shall, if such proof of age is not submitted as required, use as conclusive evidence thereof, such information as is deemed by it to be reliable, regardless of the source of such information. Any adjustment required by reason of lack of proof or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise, shall be in such manner as the Administrative Committee deems equitable.

          17.1.3 Any notice or information which according to the terms of the Plan or the rules of the Administrative Committee must be filed with the Administrative Committee, shall be deemed so filed if addressed and either delivered in person or mailed, postage fully prepaid, to the Administrative Committee. Whenever a provision herein requires that a Participant (or the Participant's Beneficiary) give notice to the Administrative Committee within a specified number of days or by a certain date, and the last day of such period, or such date, falls on a Saturday, Sunday, or company holiday, the Participant (or the Participant's Beneficiary) will be deemed in compliance with such provision if notice is delivered in person to the Administrative Committee or is mailed, properly addressed, postage prepaid, and postmarked on or before the business day next following such Saturday, Sunday or company holiday. The Administrative Committee may, in its sole discretion, modify or waive any required notice; provided, however, that such modification or waiver must be administratively feasible, must be in the best interest of the Participant, and must be made on the basis of rules of the Administrative Committee which are applied uniformly to all Participants.

     17.2 PARTICIPANTS' RIGHTS IN TRUST FUND. No Participant or other person shall have any right, title or interest in, to or under the Trust
  Fund, or any part of the assets thereof, except and to the extent expressly provided in the Plan.

     17.3  INALIENABILITY OF BENEFITS.

          17.3.1 RESTRICTIONS ON ASSIGNMENT. The benefits provided hereunder are intended for the personal security of persons entitled to payment under the Plan, and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of a Participant or such Participant's Beneficiary or Beneficiaries may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the Trust Fund nor any benefits thereunder or hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy. All of the provisions of this Section , however, are subject to Section .

          17.3.2    EXCEPTION FOR QUALIFIED DOMESTIC RELATIONS ORDER.

               17.3.2.1 The prohibitions contained in Subsection hereof shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order.

               17.3.2.2 The Plan Administrator shall establish written procedures for the determination of the qualified status of a domestic relations order.

               17.3.2.3 Upon receiving a domestic relations order, the Plan Administrator shall notify the Participant and Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and the Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing such notice to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

          If any portion of the Participant's Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Administrative Committee shall direct the Trustee to segregate the amounts payable in a separate account and to invest the segregated account solely in fixed income investments. If the Plan Administrator determines the order is a Qualified Domestic Relations Order within eighteen (18) months of the time for commencement of distribution under the order, the Administrative Committee shall direct the Trustee to distribute the segregated account in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within eighteen (18) months after the time for commencement of distribution under the order, the Administrative
     Committee shall direct the Trustee to distribute the segregated account in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Plan Administrator later determines the order is a Qualified Domestic Relations Order.

          To the extent it is not inconsistent with the provisions of the Qualified Domestic Relations Order, the Trustee shall segregate the amount subject to the Qualified Domestic Relations Order in a separate account and invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), direct obligations of the United States, or any other investment providing for guarantee of principal and a fixed rate of return. Any segregated account shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.

          The Trustee shall make any payments or distributions required under this Subsection by separate benefit checks or other separate distribution to the Alternate Payee(s).

               17.3.2.4 "Qualified Domestic Relations Order" shall mean an order which:

                    17.3.2.4.1 Relates to the provision of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant;

                    17.3.2.4.2 Is made pursuant to a state domestic relations law (including a community property law);

                    17.3.2.4.3 Creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan; and

                    17.3.2.4.4 Is determined by the Plan Administrator to meet all applicable requirements pursuant to the procedure established by the Committee for determining whether an order is a Qualified Domestic Relations Order.

                    A  Qualified  Domestic  Relations   Order   includes  a
               domestic relations order issued before January 1, 1985 that is treated by the Plan Administrator as a Qualified Domestic Relations Order pursuant to the Retirement Equity Act of 1984.

               17.3.2.5  "Alternate  Payee"  shall   mean   an   individual
          entitled to benefits under the Plan pursuant to a Qualified Domestic Relations Order.

     17.4  ADDRESS FOR MAILING OF BENEFITS.

          17.4.1 Each Participant and each other person entitled to benefits hereunder shall file with the Administrative Committee from time to time in writing such Participant's post office address and each change of address. Any check representing payment hereunder and any communication addressed to a Participant, an Employee or Beneficiary, at such person's last address filed with the Administrative Committee, or if no such address has been filed, then at such person's last address as indicated on the records of a Participating Company, shall be deemed to have been delivered to such person on the date on which such check or communication is deposited, postage prepaid, in the United States mail.

          17.4.2 If the Administrative Committee is in doubt as to whether payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned, at his address last known to the Administrative Committee, notify such person that all unmailed and future payments shall be withheld until he provides the Administrative Committee with evidence of his continued life and his proper mailing address.

     17.5 UNCLAIMED ACCOUNT PROCEDURE. Neither the Trustee nor the Administrative Committee shall be obliged to search for, or ascertain the whereabouts  of  any  Participant,  Beneficiary  or  Alternate Payee.  The
  Administrative Committee, by certified or registered mail addressed to such Participant's, Beneficiary's or Alternate Payee's last known address, shall notify the Participant, Beneficiary or Alternate Payee that such Participant, Beneficiary or Alternate Payee is entitled to a distribution under this Plan, and the notice shall quote the provisions of this Section
  . If any distribution or payment which is not claimed by the person entitled thereto or before the termination or discontinuance of the Plan, whichever occurs first, the Administrative Committee shall treat the Participant's, Beneficiary's or Alternate Payee's unclaimed benefit as forfeited. Such forfeited amounts shall be added to forfeitures and used as herein provided.

     If a Participant, Beneficiary or Alternate Payee who has incurred a forfeiture of his benefits under the provisions of the first paragraph of this Section makes a claim for such forfeited benefit, at any time prior to termination or discontinuance of the Plan, the Administrative Committee shall restore the Participant's, Beneficiary's or Alternate Payee's forfeited benefit to the same dollar amount as the dollar amount of the benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The Administrative Committee shall make the restoration, during the Plan Year in which the Participant, Beneficiary or Alternate Payee makes the claim, first from the amount, if any, of Participant forfeitures the Administrative Committee otherwise would use for the Plan Year, and then from the amount, or additional amount, the Participating Company for whom such Participant was employed shall contribute to the Plan to enable the Administrative Committee to make the required restoration. The Administrative Committee shall direct the Trustee to distribute the Participant's, Beneficiary's or Alternate Payee's restored benefit to him in a lump sum not later than sixty (60)
  days after the close of the Plan Year in which the Administrative Committee restores the forfeited benefit.


                                 SECTION 18

                           LOANS TO PARTICIPANTS,
                     BENEFICIARIES AND ALTERNATE PAYEES

     Upon the written application of any Participant (and any Former Participant or Beneficiary who is a party-in-interest with respect to the Plan and who has an undistributed Account under the Plan) made to the Administrative Committee on such form and accompanied by such additional documentation and information as the Administrative Committee shall require, the Administrative Committee shall, if the Administrative Committee determines the loan would comply with all of the loan requirements, make a loan to such individual (the "Borrower"); provided, however, that the amount of any such loan to a Borrower when added to the outstanding balance of all other such loans, if any, made to such Borrower hereunder, shall not exceed the lesser of (a) Fifty Thousand Dollars
  ($50,000) reduced by the excess, if any, of the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made, over the outstanding balance of loans from the Plan on the date on which the loan is made; or
 (b) fifty percent (50%) of the vested amounts in all of the Borrower's Accounts valued as of the Valuation Date coincident with or next preceding the date the loan is approved. The Administrative Committee may establish uniform and nondiscriminatory rules which further limit the amount and the Accounts from which Participants, Beneficiaries and Alternate Payees may borrow from the Trust so long as such rules are in writing and are distributed to Participants, Beneficiaries and Alternate Payees. Loans shall be available to all Participants, Beneficiaries and Alternate Payees
  on a reasonably equivalent basis, and shall not be made available to Highly Compensated Employees, as a percentage of their Accounts greater than the percentage of the Accounts made available to other Participants, Beneficiaries or Alternate Payees. All such loans shall be subject to the following terms and conditions:

          (a) Interest will be based on a reasonable rate of interest which shall be commensurate with the interest rates charged by persons in the business of lending money for loans of a similar nature. This reasonable rate of interest shall be determined by the Administrative Committee, in its sole discretion, through reasonable investigation of the interest rates charged by lenders in Fort Smith, Arkansas for loans of a similar nature at or near the time that the Plan loan is granted. Administrative fees related to a loan may be charged against the loan proceeds and/or the Borrower's Account in accordance with rules prescribed by the Administrative Committee.

          (b) Any loan made to a Borrower shall be considered a directed investment of such Borrower. The Administrative Committee shall, subject to any terms and conditions imposed by the Trustee, establish uniform policies and procedures regarding the manner in which the amount of any loan shall be obtained from the Investment Funds referred to in Section hereof to which the Borrower has directed the investment of the amounts credited to his Accounts. Repayments of principal amounts and interest paid on such loan shall be credited to the Borrower's Account from which the loan was made on the basis of the amount of the loan from each such account. Repayments of principal amounts and interest payments on any loan shall be invested among the Investment Funds in accordance with the Borrower's current investment direction for his Accounts pursuant to Section .

          (c) Loans shall be evidenced by promissory notes in the form approved by the Administrative Committee, which shall specify the time and manner of repayment as determined by the Administrative Committee in accordance with uniform and nondiscriminatory rules. Notwithstanding the foregoing provisions, it is generally intended that repayment of a loan by an Employee will be made by payroll deduction. All loans shall be amortized in level payments made no less frequently than quarterly over the term of the loan. In no event shall any loan be repayable over a period in excess of five (5) years from the date such loan is made, unless such loan is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Borrower, in which case, the loan shall be repayable over a reasonable period as determined in accordance with uniform rules established by the Administrative Committee.

          (d) Every loan shall be secured by fifty percent (50%) of the amount in the Borrower's Accounts under the Plan, and such other security, if any, as the Administrative Committee shall deem necessary to ensure that the loan is adequately secured.

          (e)  Loan  funds  shall  be  disbursed  as  soon  as  practicable
     following   receipt  by  the  Administrative  Committee  of  the  loan application.

          (f) An "Event of Default" shall be deemed to have occurred if two (2) consecutive loan repayments are not made on or before the due date of the second (2nd) of such payments. When an Event of Default occurs, the Administrative Committee shall offset, to the extent legally permissible, the unpaid amount (including interest) against the Borrower's Accounts to the extent such Accounts are security for the loan. To the extent not so offset, the unpaid balance will bear interest at the maximum legal rate until offset.

          (g)  No loans shall be made for  less  than  One Thousand Dollars
     ($1,000).

          (h) No Borrower shall have more than one loan outstanding at any time. If a Plan loan is prepaid, the Borrower may not take another loan until after the expiration of at least sixty (60) days from the date such prepayment occurred.

          (i) The Administrative Committee shall establish such additional loan policies and procedures as are necessary to provide uniform and nondiscriminatory rules governing the making of loans to Participants, Beneficiaries and Alternate Payees.

          (j)  Loans shall  not  be  made  to the extent they would violate
     Section 4975 of the Code or Section 406 of ERISA and the regulations thereunder, to the extent they would be taxed as distributions to Participants under Section 72(p) of the Code, or to the extent they would violate any applicable law, and all provisions hereof shall be interpreted accordingly.


                                 SECTION 19

                   ADOPTION OF PLAN BY AFFILIATED COMPANY

     Any Affiliated Company, whether or not presently existing, may, with the approval of the Board of Directors of the Sponsoring Company, adopt this Plan  pursuant  to  appropriate  written  resolutions of the Board of
  Directors of such Affiliated Company and, if appropriate, by executing such documents, if any, with the Trustee as may be necessary to make such Affiliated Company a party to the Trust Agreement as a Participating Company. Any Affiliated Company which adopts the Plan is thereafter a
  Participating Company with respect to its Employees for purposes of the Plan.


                                 SECTION 20

                            WITHDRAWAL FROM PLAN

     20.1 NOTICE OF WITHDRAWAL. Any Participating Company may, with the approval of the Board of Directors of the Sponsoring Company, as of any
  Valuation Date, withdraw from the Plan upon giving the Administrative Committee and the Trustee at least thirty (30) days' notice in writing of its intention to withdraw.

     20.2 SEGREGATION OF TRUST ASSETS UPON WITHDRAWAL. Upon the withdrawal of a Participating Company pursuant to Section , the Trustee shall segregate the share of the assets in the Trust Fund, the value of which shall equal the total credited to the Accounts of Participants of the withdrawing Participating Company. The determination of which assets are to be so segregated shall be made by the Trustee, in its sole discretion, after taking into account the investment selections provided for in Section hereof.

     20.3 EXCLUSIVE BENEFIT OF PARTICIPANTS. Neither the segregation and any transfer of the Trust assets upon the withdrawal of a Participating
 Company nor the execution of a new agreement and/or declaration of trust by such withdrawing Participating Company shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants.
     20.4 APPLICABILITY OF WITHDRAWAL PROVISIONS. The withdrawal provisions contained in this Section shall be applicable only if the withdrawing Participating Company continues to cover its Participants and eligible Employees in another profit-sharing plan and trust qualified under Sections 401 and 501 of the Code. Otherwise, the termination provisions of the Plan and Trust shall apply.


                                 SECTION 21

                           AMENDMENT OF THE PLAN

     The Board of Directors of the Sponsoring Company reserves the right to amend the Plan with respect to all Participating Companies at any time and from time to time. In addition, the Board of Directors of each
   Participating Company may amend the Plan with respect to such Participating Company at any time, and from time to time, pursuant to written resolutions adopted by such Board of Directors, provided the Sponsoring Company approves such amendment. Unless otherwise permitted by law, no amendment shall permit any part of the Trust Fund to revert to or be recoverable by a Participating Company or be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, or deprive any Participant of any interest he might have in the Trust Fund at the time of the amendment to the extent that such interest would be available to the Participant under Section hereof were he to voluntarily resign as of the effective date of the amendment.

          (a) Under no condition, shall such amendment, amendments, or restatements increase the duties or responsibilities, or decrease the compensation, privileges, and immunities of the Trustee without the Trustee's written consent.

          (b) Under no condition, shall such amendment change the vesting schedule to one which would result in the nonforfeitable percentage of the accrued benefit derived from Company Matching Deposits (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Participant being less than such nonforfeitable percentage computed under the Plan without regard to such amendment; no amendment shall change the vesting schedule unless each Participant with three (3) or more Vesting Years of Service, is permitted to elect, within the election period described below, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The election period described herein shall begin no later than the date upon which the amendment is adopted and shall end no later than the latest of the following dates: (i) the date which is sixty (60) days after the day the amendment is adopted,
     (ii) the date which is sixty (60) days after the day the amendment becomes effective, or (iii) the date which is sixty (60) days after the day the Participant is issued a written notice of the amendment by the Sponsoring Company.

          (c) Subject to the above stated limitations and the requirement that no amendment shall eliminate, except with respect to any future contributions or future accrual of benefits and except as otherwise permitted by Treasury regulations or rulings, any nondiscretionary optional form of payment (as provided in Treasury Regulation Section 1.411(d)-4 and Code Section 411(d)(6)) with respect to any Participant who is a Participant immediately prior to the amendment, the Sponsoring Company shall have the power to amend the Plan and Trust Agreement, retroactively or otherwise, in any manner in which it deems desirable, including, but not by way of limitation, the power to change any provisions relating to the administration of the Plan and Trust Fund, and to change any provisions relating to the benefits or payment of any of the assets of the Trust Fund. Each such amendment shall become effective when executed by the Sponsoring Company unless a different effective date is specified in the amendment.

          (d) Notwithstanding anything herein to the contrary, this Plan may be amended at any time by the Sponsoring Company if necessary or desirable in order to have it conform to the provisions and requirements of the Code or any other law with respect to qualified employees' plans and trusts, and no such amendment shall be considered prejudicial to the rights of any Participant hereunder or of any Beneficiary, Alternate Payee or Employee. Further, it is understood that any provisions of this Plan as herein contained which are contrary to the requirements of the Code for a qualified tax exempt employees' plan and trust shall be deemed void and of no effect, without affecting the validity of other provisions hereof.


                                 SECTION 22

                           PERMANENCY OF THE PLAN

     22.1 RIGHT TO TERMINATE PLAN. Each Participating Company contemplates that the Plan shall be permanent and that it shall be able to make contributions to the Plan. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, each Participating Company reserves the right to terminate (as to such Participating Company) either the Plan or both the Plan and the Trust, and the Sponsoring Company reserves the right to terminate the Plan and the Trust in its entirety.

     22.2 MERGER OR CONSOLIDATION OF PLAN AND TRUST. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     22.3 CONTINUANCE BY SUCCESSOR COMPANY. In the event of the liquidation, dissolution, merger, consolidation or reorganization of a
  Participating Company, the successor company may adopt the Plan and Trust for the benefit of the employees of such Participating Company. If such successor company does adopt the Plan and Trust, it shall, in all respects, be substituted for such Participating Company under the Plan and Trust. Any such substitution of such successor company shall constitute an assumption  of  Plan  liabilities  by  such  successor  company, and such successor company shall have all of the powers, duties and responsibilities of such Participating Company under the Plan and Trust. If such successor company does not adopt the Plan and Trust, the Plan and
  Trust shall be terminated with respect to such Participating Company in accordance with the provisions of the Plan and Trust Agreement.


                                 SECTION 23

                 DISCONTINUANCE OF DEPOSITS AND TERMINATION

     23.1 DISCONTINUANCE OF DEPOSITS. Whenever a Participating Company determines that it is impossible or inadvisable for it to make further contributions as provided in the Plan, the Board of Directors of such Participating Company may, without terminating the Trust, adopt an appropriate resolution permanently discontinuing all further contributions by such Participating Company. A certified copy of such resolution shall be delivered to the Administrative Committee and the Trustee. Thereafter, the Administrative Committee and the Trustee shall continue to administer all the provisions of the Plan which are necessary and remain in force, other than the provisions relating to contributions by such Participating Company. However, the Trust shall remain in existence with respect to such Participating Company and all of the provisions of the Trust Agreement shall remain in force.

     23.2 TERMINATION OF PLAN AND TRUST. If the Board of Directors of a Participating Company determines to terminate (as to such Participating
 Company) the Plan and Trust  completely,  they shall be terminated insofar as they are applicable to such Participating Company as of the date specified in certified copies of resolutions of such Board of Directors delivered to the Administrative Committee and the Trustee. Upon such termination of the Plan and Trust, after payment of all expenses and proportional adjustment of Accounts of Participants employed by such
 Participating  Company  to  reflect  such  expenses, Trust Fund profits or losses, and subject to the limitations contained in Section hereof, allocations of any previously unallocated funds to the date of termination, such Participating Company's  Participants  shall be entitled to receive the amount then credited to their respective Accounts in the Trust Fund, subject to Section above. The Administrative Committee shall make payment to such Participants of such amount in cash or in the form of Arkansas Best Stock, in accordance with the distribution options set forth in Section of the Plan; provided, however, that if the Administrative Committee determines that certain assets are not readily salable at their fair market value or cannot be sold due to legal restrictions, the Administrative Committee shall distribute such assets in kind.

     23.3 RIGHTS TO BENEFITS UPON TERMINATION OF PLAN OR COMPLETE DISCONTINUANCE OF DEPOSITS. Upon the termination or partial termination of the Plan or the complete discontinuance of contributions by a
 Participating Company,  the rights of each of such Participating Company's
  Employees who are then Participants (or, in the case of a partial termination, who are then Participants affected by the termination) and the rights of each other person, other than a person who has forfeited his non-vested amounts pursuant to Section hereof prior to the effective date of such termination (or partial termination) or complete discontinuance, to the amounts credited to his Accounts at such time, shall be nonforfeitable without reference to any formal action on the part of such Participating Company, the Administrative Committee or the Trustee.


                                 SECTION 24

                       STATUS OF EMPLOYMENT RELATIONS

     The adoption and maintenance of the Plan and Trust shall not be deemed to constitute a contract between a Participating Company and its Employees or to be consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed (i) to give to any Employee the right to be retained in the employ of a Participating Company; (ii) to affect the right of a Participating Company to discipline or discharge any Employee at any time; (iii) to give a Participating Company the right to require any Employee to remain in its employ; or (iv) to affect any Employee's right to terminate his employment at any time.


                                 SECTION 25

                         BENEFITS PAYABLE BY TRUST

     All benefits payable under the Plan shall be paid or provided for solely from the Trust. The Participating Company assumes no liability or responsibility therefor.


                                 SECTION 26

                      EXCLUSIVE BENEFIT OF TRUST FUND

     26.1 LIMITATION ON REVERSIONS. Except as otherwise provided in Section hereof or in this Section , the assets of the Trust Fund shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and shall not inure to the benefit of any Participating Company.

     26.2 UNALLOCATED AMOUNTS UPON TERMINATION OF PLAN AND TRUST. In the event the Plan and Trust are terminated, any previously unallocated amounts maintained in a suspense account in accordance with the provisions of Section hereof which cannot be allocated to Participants upon the termination of the Plan and Trust pursuant to Section hereof because of the limitations contained in Sections through hereof, shall revert to the Participating Company or Participating Companies employing the
 Participant at the time of such termination.

     26.3 MISTAKE OF FACT OR DISALLOWANCE OF DEDUCTION. If the Administrative Committee in good faith determines that (a) a contribution was made by reason of a mistake of fact, or (b) a contribution is conditioned on its being deductible under Code Section 404, but the
  Internal Revenue Service disallows such deduction, the amount of the excess contribution less losses attributable thereto may, upon direction of the Administrative Committee, be returned to the contributing Participating Company. All payments of returned contributions under this Section shall be made within one (1) year from the date of the payment of such mistaken contribution or the disallowance by the Internal Revenue Service of the deduction, whichever is applicable. The amount of the excess contribution shall be the excess of (1) the amount contributed over
  (2) the amount that would have been contributed had there not occurred a mistake of fact or had the deduction not been disallowed. Earnings attributable to the excess contribution shall not be returned to the contributing Participating Company, but losses attributable thereto shall reduce the amount of such contribution to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of a Participant's Account to be reduced to an amount which is less than the balance which would have been in said Account had the mistaken amount not been contributed, then the amount to be returned to the Participating Company under this Section will be reduced so as to avoid any such reduction.

     26.4 FAILURE OF INITIAL QUALIFICATION OF PLAN AND TRUST. The initial establishment of the Plan and Trust by any Participating Company is
  contingent upon obtaining the approval of the Internal Revenue Service. In the event that the Internal Revenue Service fails initially to approve the Plan and Trust as to any Participating Company, the Trustee shall, after paying any expenses attributable to such initial establishment, return to such Participating Company any remaining contribution made by such Participating Company. Such remaining contribution shall be returned as promptly as practicable, but in no event later than one (1) year after the date of the final denial of qualification of the Plan as to such
  Participating Company, including the final resolution of any appeals before the Internal Revenue Service or the courts.


                                 SECTION 27

                               APPLICABLE LAW

     To the extent not preempted by ERISA, the Plan and Trust which is a part thereof shall be construed, regulated, interpreted and administered under and in accordance with the laws of the State of Arkansas.


                                 SECTION 28

                    INTERPRETATION OF THE PLAN AND TRUST

     It is the intention of the Participating Companies that the Plan, and the Trust established by the Participating Companies to implement the
  Plan, shall qualify as a profit-sharing plan and shall comply with the provisions of Section 401(a), Section 401(k), and Section 501(a) of the Code and the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention.

                                 SECTION 29

                            TOP HEAVY PLAN RULES

     29.1  DEFINITIONS.  As used in this Section :

          29.1.1 "Defined Benefit Plan" shall have the meaning set forth in Subsection hereof.

          29.1.2 "Defined Contribution Plan" shall have the meaning set forth in Subsection hereof.

          29.1.3 "Determination Date" shall mean with respect to any plan year, the last day of the preceding plan year, except that in the case of the first plan year of any plan, the last day of such first plan year.

          29.1.4 "Employer" shall mean the Participating Company and any Affiliated Companies.

          29.1.5 "Key Employee" shall mean any person employed or formerly employed by any Employer (and the beneficiaries of any such person) who is, at any time during the plan year, or who was, during any one or more of the four preceding plan years, any one or more of the following:

               29.1.5.1 An officer of an Employer having Limitation Year Compensation for the applicable Plan Year greater than fifty percent (50%) of the maximum dollar limitation under Code Section 415(b)(1)(A) (as in effect for the calendar year in which the Determination Date for such Plan Year falls).

               29.1.5.2 One of the ten persons employed by an Employer having Limitation Year Compensation for the applicable plan year greater than the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date for such plan year falls, and owning (or considered as owning within the meaning of Section 318 of the
          Code) both more than one-half of one percent ( 1/2 of 1%) interest and the largest interests in the Employer. For purposes of this Subsection , (i) a person who has some ownership interest is considered to be one of the top ten owners unless at least ten other persons own a larger interest than that person, and (ii) if two or more have the same ownership interest in the Employer, the person having greater annual Limitation Year Compensation from all Employers shall be treated as having the larger interest.

               29.1.5.3 Any person owning (or considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of an Employer or stock possessing more than five percent (5%) of the total combined voting power of such stock or more than five percent (5%) of the capital or profits interest of an Employer which is not a corporation.

               29.1.5.4 A person who would be described in Subsection above if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in said Subsection , and whose aggregate annual Limitation Year Compensation from all Employers is more than One Hundred Fifty Thousand Dollars ($150,000).

               29.1.5.5 Notwithstanding any other provision in this Plan to the contrary, for purposes of determining ownership under this Subsection , the rules of Sections 414(b), (c) and (m) of the Code shall not apply in defining who is an Employer.

          The determination of who is a Key Employee hereunder shall be made in accordance with the provisions of Section 416(I)(1) of the Code and the regulations thereunder.

          29.1.6 "Key Employee Participant" shall mean a Participant in this Plan who is a Key Employee.

          29.1.7 "Limitation Year Compensation' shall have the meaning set forth in Subsection hereof, except that if the Limitation Year and the plan year under the applicable plan are not the same, then for purposes of this Section , "plan year" shall be substituted for "Limitation Year" every place it occurs in said Subsection .

          29.1.8 "Permissive Aggregation Group" shall mean the Required Aggregation Group, plus any other plan or plans of any Employer selected by the Sponsoring Company, provided that such selected plans, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

          29.1.9 "Required Aggregation Group" shall mean the group of plans consisting of (i) all tax qualified plans maintained by the Employers in which at least one Key Employee participates, and (ii) any other tax qualified plan maintained by the Employers which enables a plan described in clause (i) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          29.1.10 "Valuation Date" shall mean (i) in the case of a Defined Contribution Plan, the last day of the plan year for the appropriate plan, and (ii) in the case of a Defined Benefit Plan, the date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year.

          29.1.11 All of the definitions set forth in Section hereof and not set forth herein shall have the same meaning in this Section.

     29.2  DETERMINATION OF TOP HEAVINESS.

          29.2.1 This Plan shall be a "Top Heavy Plan" with respect to any Plan Year if, as of the Determination Date for said Plan Year, any of the following conditions exists:

               29.2.1.1 The Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group.

               29.2.1.2 This Plan is part of a Required Aggregation Group, but not part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Required Aggregation Group exceeds sixty percent (60%).

               29.2.1.3 This Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

          29.2.2 This Plan shall be a "Super Top Heavy Plan" if it would be a Top Heavy Plan under the provisions of Subsection above if "ninety percent (90%)" were substituted for "sixty percent (60%)" everywhere sixty percent (60%) appears in said Subsection .

          29.2.3 The "Top Heavy Ratio" referred to in Subsection above shall be determined as follows:

               29.2.3.1 If the Employers maintain or have maintained one or more Defined Contribution Plans but have never maintained a Defined Benefit Plan which has covered or could cover a Participant in this Plan, the Top Heavy Ratio is a fraction, the numerator of which is the sum of the account balances under the Defined Contribution Plans for all Key Employees as of the Determination Date (including any part of any such account balance distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances under the Defined Contribution Plans for all participants as of the Determination Date (including any part of any such account balance distributed in the five (5) year period ending on the Determination Date). Both the numerator and the denominator of the Top Heavy Ratio shall be adjusted to reflect any contribution which is due but unpaid as of the appropriate Determination Date. In determining the account balances which have been distributed in the five (5) year period ending on the Determination Date, distributions under a terminated plan shall be included, provided such terminated plan, if it had not been terminated, would have been included in a Required Aggregation Group.

               29.2.3.2  If the  Employers  maintain  one  or  more Defined
          Contribution Plans and maintain or have maintained one or more Defined Benefit Plans which have covered or could cover a Participant in this Plan, the Top Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the Defined Contribution Plans for all Key Employees and the present value of accrued benefits under the Defined Benefit Plans for all Key Employees, both calculated as of the Determination Date, and the denominator of which is the sum of the account balances under the Defined Contribution Plans for all participants and the present value of accrued benefits under the Defined Benefit Plans for all participants, both calculated as of the Determination Date. Both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the appropriate Determination Date and any contribution due but unpaid as of the appropriate Determination Date. In determining the account balances or accrued benefits which have been distributed in the five (5) year period ending on the Determination Date, distributions under a terminated plan shall be included, provided such terminated plan, if it had not been terminated, would have been included in a Required Aggregation Group.

               29.2.3.3 For purposes of Subsections and above, the value of account balances and the present value of accrued benefits shall be determined as of the most recent Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date. The present value of accrued benefits under Defined Benefit Plans shall be determined under the actuarial assumptions set forth in each such plan as of said Valuation Date as if the person voluntarily terminated service as of such Valuation Date. If any Participant was a Key Employee as set forth in Subsection above for any prior plan year, but such Participant ceases to be a Key Employee for any plan year, such Participant's account balances and accrued benefits shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan or a Super Top Heavy Plan as of the Determination Date of said plan year. Accounts and accrued benefits shall be calculated to include all amounts attributable to both Employer contributions and contributions by persons employed by the Employer, but shall exclude amounts attributable to voluntary deductible contributions by said persons. The calculation of the Top Heavy Ratios, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with Section 416 of the Code and the regulations thereunder. When aggregating plans for purposes of an Aggregation Group, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. Notwithstanding the provisions of Subsections and above, in determining the fractions referred to therein, there shall not be taken into account the accrued benefits or account balances of any person who has not received any Limitation Year Compensation from any Employer maintaining any Defined Contribution Plan or Defined Benefit Plan referred to in such Subsections at any time during the five (5) year period ending on the Determination Date.

     29.3 MINIMUM REQUIREMENTS. Notwithstanding any other provision of this Plan to the contrary, if the Plan is a Top Heavy Plan for any Plan Year, then the following provisions shall apply:

          29.3.1 MINIMUM ALLOCATION OF PARTICIPATING COMPANY DEPOSITS. Except as otherwise provided in this Section , for any Plan Year in which the Plan is a Top Heavy Plan, the Company Matching Deposits allocated on behalf of each Participant who is not a Key Employee Participant shall not be less than the lesser of (i) three percent (3%) of such Participant's Limitation Year Compensation, or (ii) the largest percentage of the sum of (a) the Company Matching Deposits allocated on behalf of any Key Employee Participant for that Plan Year, and (b) such Key Employee Participant's Basic and Supplemental Before-Tax Deposits for that Plan Year; provided, however, that the provisions of clause (ii) hereof shall not apply to any plan included in a Required Aggregation Group if such plan enables a Defined Benefit Plan included in such Required Aggregation Group to meet the requirements of Section 401(a)(4) or Section 410 of the Code. The minimum allocation provided for herein shall be determined without taking into account contributions or benefits under Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other federal or state law, and shall be made without regard to any contrary provisions of the Plan regarding the allocation of Participating Company Deposits to affected Participants which might otherwise result in any such Participant being entitled to no allocation or a lesser allocation due to the Participant's failure to complete one thousand (1,000) Hours of Service (or the equivalent), the Participant's failure to make mandatory employee contributions, or, in the case of a cash or deferred arrangement, elective contributions, or the Participant's failure to earn a stated amount of Compensation; provided however, that such minimum allocation shall not be required to be made on behalf of any Participant who is not actively employed by a Participating Company on the last day of the applicable Plan Year. For purposes of this Subsection , all Defined Contribution Plans required to be included in an Aggregation Group shall be treated as one plan.

          29.3.2 VESTING. Any Participant who is credited with an Hour of Service in the first Plan Year in which the Plan is a Top Heavy Plan, or in any subsequent Plan Year after such first Plan Year (whether or not the Plan is a Top Heavy Plan in such subsequent Plan
     Year) shall have his percentage of vested benefits owing upon a Termination of Employment determined pursuant to the following schedule, in lieu of the Schedule set forth in Section hereof:

          VESTING YEARS OF SERVICE  PERCENTAGE

            Less than 3 years        0%
            3 years or more        100%

     29.4 MINIMUM BENEFITS FOR EMPLOYERS MAINTAINING DEFINED BENEFIT PLANS. If any Participant other than a Key Employee Participant is also a participant under a Defined Benefit Plan maintained by an Employer which is also a Top Heavy Plan, then Subsection shall not apply, and such Participant shall receive an allocation of Company Matching Deposits in an amount which, when added to such Participant's Basic and Supplemental
  Before-Tax Deposits, is no less than five percent (5%) of such Participant's Compensation under the Plan for the applicable Plan Year. Such allocation shall be made without regard to the amount allocated under the Plan on behalf of any Key Employee Participant for such Plan Year. For purposes of this Section , all Defined Contribution Plans required to be included in an Aggregation Group shall be treated as one plan.

     29.5 SUPER TOP HEAVY PLANS. If in any Plan Year in which the Plan is a Top Heavy Plan, (i) it is also a Super Top Heavy Plan, or (ii) it does not provide minimum benefits under Subsection hereof after substituting "four percent (4%)" for "three percent (3%)" contained in clause (i) of the first sentence of said Subsection, or (iii) if Section hereof applies, it does not provide minimum benefits under said Section after substituting "seven and one-half percent (7- 1/2 %)" for "five percent (5%)" contained in the first sentence of said Section, then, in any such event, for purposes of the definitions set forth in Subsections and hereof, the dollar limitations contained in Sections 415(e)(2)(B) and
  415(e)(3)(B) of the Code shall be multiplied by 1.0 rather than 1.25. Notwithstanding the foregoing provisions of this Section , if the application of said provisions would cause any individual to exceed the combined limits of Section hereof, if applicable, then the requirements of this Section shall be suspended as to such individual until such time as he no longer exceeds the limitations of said Section as modified by this Section , and during the period of such suspension, said individual shall receive no allocation of contributions which would be included in such individual's Annual Additions (as defined in Code Section 415(c)) under this Plan or any other Defined Contribution Plan maintained by an
  Employer, and there shall be no accruals of benefits for such individual under any Defined Benefit Plan maintained by an Employer.


                            SECTION 30

                          EFFECTIVE DATE

     Upon the execution hereof by the Company, the Plan shall be amended and restated in its entirety as of October 1, 1995, except that the provisions of Sections and shall be effective as of May 1, 1995; and provided, further, that while all such amendments have been incorporated in this restatement of the Plan, despite their physical omission from this document, each provision which was in effect on April 30, 1995 or amended by any amendment or restatement which adopted and effective before the date of this restatement, shall apply to the same extent as though it were physically included in this document until the effective date of its amendment, and all other provisions of the Plan shall be construed so as to harmonize with such pre-amendment provision until such date of amendment.


     IN WITNESS WHEREOF, INTEGRATED DISTRIBUTION, INC. has caused this Plan to be executed and attested by the officer hereunto duly authorized, this
  ______  day  of  ______________________, 1995, effective as of October 1,
 1995.

                              INTEGRATED DISTRIBUTION, INC.


                              By:

                              Title:
 ATTEST:


 By:
 Title:



 DII0CE3F   25879-6